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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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AECOM
(Name of Registrant as Specified In Its Charter)
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AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

Dear AECOM Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") of AECOM, which will be held on Tuesday, March 10, 2020, at 3:00 p.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067.

Details of the business to be conducted at the 2020 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

Whether or not you plan to attend the 2020 Annual Meeting in person, it is important that your shares be represented. The attached Proxy Statement contains details about how you may vote your shares.

Sincerely,

Michael S. Burke
Chairman of the Board and Chief Executive Officer

1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2020

The 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting") of AECOM (the "Company," "our" or "we") will be held on Tuesday, March 10, 2020, at 3:00 p.m. local time in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. At the 2020 Annual Meeting, you will be asked to:

  1.
  Elect each of the 10 director nominees named in the Proxy Statement accompanying this notice to the Company's Board of Directors to serve until the Company's 2021 Annual Meeting of Stockholders.

  The Board of Directors recommends that you vote FOR each of the director nominees.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2020.

  The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP.

  3.
  Vote on a resolution to approve our 2020 Stock Incentive Plan.

  The Board of Directors recommends that you vote FOR the approval of the 2020 Stock Incentive Plan.

  4.
  Vote to approve the Company's executive compensation, on an advisory basis.

  The Board of Directors recommends that you vote FOR the Company's executive compensation on an advisory basis.

  5.
  To consider and act upon a stockholder proposal regarding actions by written consent.

  The Board of Directors recommends that you vote AGAINST the stockholder proposal.

We will also attend to any other business properly presented at the 2020 Annual Meeting and any adjournment or postponement thereof. The foregoing items of business are more fully described in the Proxy Statement that is attached to, and a part of, this notice.

Only common stockholders of record at the close of business on January 14, 2020, can vote at the 2020 Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Manav Kumar
Corporate Secretary

Los Angeles, California
January 23, 2020

Your Vote is Important

Whether or not you plan to attend the 2020 Annual Meeting in person, we request that you vote (a) by Internet, (b) by telephone or (c) by requesting a printed copy of the proxy materials and using the proxy card or voting instruction card enclosed therein as promptly as possible in order to ensure your representation at the 2020 Annual Meeting.

You may revoke your proxy at any time before it is exercised by giving our Corporate Secretary written notice of revocation, submitting a later-dated proxy by Internet, telephone or mail or by attending the 2020 Annual Meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the 2020 Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Proxy Statement Summary

Meeting Information

Record Date:	January 14, 2020
Meeting Date:	March 10, 2020, 3:00 P.M. (Pacific Time)
Location:	Conference Center, 1999 Avenue of the Stars, Los Angeles, CA 90067

This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information that you should consider. We encourage you to read the entire Proxy Statement carefully before voting. We made this Proxy Statement first available to stockholders on January 23, 2020.

Stockholder Voting Matters

Proposal	Board's Voting Recommendation	Page Reference

Elect directors to serve until our 2021 Annual Meeting of Stockholders.	FOR EACH	9

Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2020.	FOR	18

Approve our 2020 Stock Incentive Plan.	FOR	20

Advisory vote to approve our executive compensation.	FOR	29

Stockholder proposal regarding actions by written consent.	AGAINST	30

How to Vote

Vote Online You can vote your shares online by following the instructions on your proxy card (www.envisionreports.com/ACM).	Vote by Phone You can vote your shares by phone by following the instructions on your proxy card (1-800-652-8683) — or scan the QR code:	Vote by Mail You can vote your shares by mail by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to:
AECOM 1999 Avenue of the Stars, Suite 2600 Los Angeles, CA 90067 Attn: Corporate Secretary

Our Current Board of Directors

Name	Age	Director Since	Primary (or Former) Occupation	Independent	Committee Memberships

Michael S. Burke†	56	2014	Chairman of the Board and Chief Executive Officer, AECOM	No	None

Robert G. Card	66	2019	President (and former President and Chief Executive Officer of SNC-Lavalin, a large E&C firm), The Card Group LLC	Yes	A, CS

Peter A. Feld	40	2019	Managing Member, Starboard Value LP	Yes	CO, NG, CS*

Senator William H. Frist	67	2014	Partner, Cressey & Company (former Senate Majority Leader)	Yes	A, NG

Jacqueline C. Hinman	58	2019	Former Chairman, President and Chief Executive Officer of CH2M HILL Companies, Ltd.	Yes	SRS

Steven A. Kandarian‡	67	2019	Former Chairman and Chief Executive Officer of MetLife Inc.	Yes	A, CO*

Dr. Robert J. Routs	73	2010	Former Executive Director U.S. Downstream Operations, Royal Dutch Shell plc	Yes	CO, SRS*

Clarence T. Schmitz	71	2014	Co-Founder and Former Chief Executive Officer, Outsource Partners International Inc.	Yes	A*, CO

Douglas W. Stotlar	59	2014	Former President and Chief Executive Officer, Con-way Inc.	Yes	A, NG*, CS

Daniel R. Tishman	64	2010	Director and Officer of Tishman Holdings Corporation	No	SRS, CS

General Janet C. Wolfenbarger	61	2015	General (Retired), United States Air Force	Yes	NG, SRS

A = Audit Committee	SRS = Strategy, Risk & Safety Committee	‡ = Lead Independent Director
CO = Compensation/Organization Committee	* = Committee Chair
NG = Nominating/Governance Committee	† = Chairman of the Board CS = CEO Search Committee

Recent Corporate Governance Actions

AECOM prioritizes direct engagement between management and the Board with our stockholders. As a result, several significant corporate governance actions have been implemented over the last several years. These actions include separating the roles of Chairman and CEO effective as of the appointment of a new CEO, adopting majority voting, adopting proxy access, providing stockholders with a right to call a special meeting, and removing supermajority provisions to approve business combinations. These actions safeguard the long-term interests of AECOM and all stockholders.

Intended Separation of Chairman and Chief Executive Officer Roles	2019	✔ Roles of Chairman and Chief Executive Officer will be separated upon appointment of a new Chief Executive Officer

Adopted Majority Voting	2018	✔ Adopted majority voting in an uncontested election of directors

Adopted Proxy Access for Director Nominations	2017

✔

Stock ownership threshold of 3%

✔

Holding period of 3 years

✔

May submit nominees consisting of up to 20% of our Board or two directors

✔

Up to 20 stockholders may group together to reach 3% stock ownership threshold

Adopted Right to Call a Special Meeting of Stockholders	2017	✔ Stockholders owning 25% or more of our shares may request a special meeting of stockholders

Removed Supermajority Provision to Approve Business Combinations	2017	✔ Supermajority provision to approve business combinations was eliminated

Corporate Governance Information

Criteria	Detail

Audit, Compensation/Organization and Nominating/Governance Committees Consist Entirely of Independent Directors	Yes

Annual Election of All Directors	Yes

Annual Advisory Say-on-Pay Vote	Yes

All Directors Attended at Least 75% of Meetings Held	Yes

Independent Directors Meet Regularly in Executive Session	Yes

Annual Board and Committee Self Evaluations	Yes

Code of Business Conduct and Ethics	Yes

Corporate Governance Guidelines	Yes

Stock Ownership Guidelines for Directors and Executive Officers	Yes

Stockholder Rights Plan (Poison Pill)	No

Proxy Access	Yes

Stockholder Right to Call a Special Meeting	Yes

Supermajority Provision to Approve Business Combinations	No

Adopted Majority Voting	Yes

Separation of CEO and Chairman Roles (effective as of appointment of new CEO)	Yes

Executive Compensation Practices

AECOM Employs the Following:

✓

Pay-for-Performance — We conditioned a majority of fiscal year 2019 performance compensation for our Named Executive Officers (NEOs) on the achievement of earnings, cash flow and return on invested capital targets.

✓

Rigorous Goal Setting — We undergo a detailed process of analyzing and reviewing a number of factors including but not limited to our short- and long-term financial plan, investor input, industry / peer performance, benchmarking and overall achievability.

✓ Stockholder Engagement — We engage with stockholders throughout the year.

✓

Stock Ownership Guidelines — We have stock ownership guidelines that require Section 16 officers to maintain a significant equity stake in the Company. The CEO ownership guideline is six times base salary and the guideline for other NEOs is three times base salary.

✓ Independent Consultant — We utilize the services of an independent compensation consultant who does not provide any other services to the Company.

✓ Tally Sheets — We use tally sheets in assessing executive total compensation.

✓

Clawback Policy — We maintain a clawback policy that allows us to recoup a portion of the short-term cash and long-term equity incentive-based compensation awards paid to current and former Section 16 officers during the three fiscal years before an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

✓ Risk Assessment — Our compensation consultant performs an independent risk assessment of compensation programs.

✓ Competitive Analysis — We annually seek to understand labor market trends pertaining to amount and form of executive pay delivery through comprehensive competitive analyses.

✓ Annual Say-on-Pay Vote — We have a policy to hold an advisory vote to approve the Company's executive compensation on an annual basis.

AECOM Does Not Employ the Following:

✘ Stock Option Repricing — Our stock plan prohibits re-pricing underwater stock options or stock appreciation rights without stockholder approval.

✘

Single Trigger Equity Acceleration — We do not maintain plans or agreements that provide for automatic single-trigger equity acceleration or bonus payments in connection with a change in control (rather any payment of benefit requires a qualifying termination of employment following a change in control known as "double trigger").

✘ Tax Gross-Ups — We do not provide tax gross-ups on change in control severance benefits to NEOs.

✘

Hedging and Anti-Pledging — We prohibit hedging transactions involving AECOM common stock and do not allow trading in puts, calls, options or other similar transactions. In addition, we prohibit the pledging of AECOM common stock except in certain limited circumstances subject to Company approval and demonstration of the ability to repay the applicable loan without selling such securities.

Commitment to Sustainability and Corporate Responsibility

We embrace sustainability by striving to make a positive, lasting impact on society and the environment.

Sustainability is at the core of what we do and how we operate — focusing on the environmental, social and governance impact of our business. Through our projects and our operations, we have both a significant opportunity and a responsibility to protect, enhance and restore the world's natural and social systems.

We are committed to addressing the effects of climate change as a key priority for our sustainability program by improving resilience and working to advance ambitious greenhouse gas emissions reduction targets.

Having achieved our previous emissions reduction targets ahead of schedule, we have set new science-based targets for 2025 that are in alignment with the Paris Agreement's goals to limit the worst effects of climate change: a 20% reduction in Scope 1 and 2 emissions and a 10% reduction in supply chain emissions from our 2018 baseline. Our new targets have been independently approved by the Science Based Targets initiative (SBTi) and, at the time of approval, AECOM was the first and only US-based company in the engineering and construction sector to have set approved targets.

In addition, we continue to invest in proprietary innovations and solutions to combat globally pervasive emerging contaminants, such as our patented DE-FLUOROTM water treatment solution to destroy per- and polyfluoroalkyl substances ("PFAS") on-site.

Inspired by the tangible impact our employees make on the world, our Corporate Responsibility platform — Blueprint for a Better World — inspires action. Through skills-based volunteering, strategic partnerships and philanthropy, our employees extend their passion to help bring lasting, scalable solutions to communities in need.

The cornerstone of our platform is the Blueprint Travel Grant program, which enables employees to participate in a skills-based volunteer service trip in partnership with a nonprofit organization. Since its launch in 2018, the program has enabled more than 100 employees to give back through 35 trips to 18 countries.

AECOM
1999 AVENUE OF THE STARS, SUITE 2600
LOS ANGELES, CALIFORNIA 90067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
MARCH 10, 2020

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies, on behalf of the Board of Directors of AECOM, a Delaware corporation ("we," "our," the "Company" or "AECOM"), for use at our 2020 Annual Meeting of Stockholders ("2020 Annual Meeting") to be held on March 10, 2020, at 3:00 p.m. local time, or at any adjournment or postponement thereof. At the 2020 Annual Meeting, you will be asked to consider and vote on the matters described in this Proxy Statement and in the accompanying notice. The 2020 Annual Meeting will be held in the Conference Center located at 1999 Avenue of the Stars, Los Angeles, California 90067. Only common stockholders of record at the close of business on January 14, 2020, which is the record date for the 2020 Annual Meeting, are permitted to vote at the 2020 Annual Meeting and any adjournment or postponement thereof.

The Company's Board of Directors (the "Board of Directors" or "Board") is soliciting your vote to:

  1.
  Elect each of the 10 director nominees named in this Proxy Statement to the Company's Board of Directors to serve until the Company's 2021 Annual Meeting of Stockholders.

  2.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2020.

  3.
  Approve our 2020 Stock Incentive Plan.

  4.
  Approve the Company's executive compensation, on an advisory basis.

  5.
  Consider and act upon a stockholder proposal regarding actions by written consent.

We utilize the U.S. Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials while also lowering the costs and reducing the environmental impact of our annual meeting. On January 23, 2020, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of January 14, 2020, and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

The Notice of Internet Availability of Proxy Materials, Proxy Statement and our Annual Report on Form 10-K are available at investors.aecom.com.

ANNUAL MEETING INFORMATION

Proxies

You may vote your shares in person at the 2020 Annual Meeting or by proxy if you are a record holder. There are three ways to vote by proxy: (1) on the Internet by following the instructions on the Notice or proxy card, (2) by telephone by calling 1-800-652-8683 and following the instructions on the Notice or proxy card or (3) by requesting a printed copy of the proxy materials and signing, dating and mailing the enclosed proxy card to our Corporate Secretary at the address below. If your shares are held in the name of a bank, broker or another holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet and telephone voting will also be offered to stockholders owning shares through certain banks and brokers.

You may revoke your proxy at any time before it is exercised at the 2020 Annual Meeting by (1) giving our Corporate Secretary written notice of revocation, (2) delivering to us a signed proxy card with a later date, (3) granting a subsequent proxy through the Internet or telephone or (4) attending the 2020 Annual Meeting and voting in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

All shares represented by valid proxies received and not revoked before they are exercised will be voted in the manner specified in the proxy. Other than with respect to certain trustees who hold our shares in trust, if you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of each of the proposals. Our Board is unaware of any matters other than those described in this Proxy Statement that may be presented for action at our 2020 Annual Meeting. If other matters do properly come before our 2020 Annual Meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders.

If you are a beneficial owner and hold your shares in the name of a bank, broker or another holder of record and do not return the voting instruction card, the broker or another nominee may vote your shares on each matter at the 2020 Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, which include the ratification of the selection of the independent registered public accounting firm. Brokers will not have the discretion to vote on any of the other proposals presented at the 2020 Annual Meeting.

To gain admission to our 2020 Annual Meeting in person you will need to bring documentation proving that you are the owner of our common stock as of our record date, January 14, 2020, and a valid photo ID. No cameras, recording equipment, telephones or other electronic devices with recording capabilities will be allowed during the 2020 Annual Meeting.

Solicitation of Proxies

We will pay the entire cost of soliciting proxies. In addition to soliciting proxies by mail and by the Internet, we will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and to secure their voting instructions, if necessary. We will reimburse record holders for their reasonable expenses in performing these tasks. We have agreed to pay Georgeson Inc. over $17,000 plus reasonable expenses, costs and disbursements for various proxy solicitation services associated with the 2020 Annual Meeting. If necessary, we may use our regular employees, who will not be specially compensated, to solicit proxies from stockholders, whether personally or by telephone, letter or other means.

Record Date and Voting Rights

Our Board has fixed January 14, 2020, as the record date for determining the stockholders who are entitled to notice of, and to vote at, our 2020 Annual Meeting. Only common stockholders of record at the close of business on the record date will receive notice of, and be able to vote at, our 2020 Annual Meeting. As of the record date, there were 158,208,892 shares of our common stock outstanding held by 1,954 record holders. A majority of the stock issued and outstanding and entitled to vote must be present at our 2020 Annual Meeting, either in person or by proxy, in order for there to be a quorum at the meeting. Each share of our outstanding common stock entitles its holder to one vote. Shares of our common stock with respect to which the holders are present in person at our 2020 Annual Meeting but not voting, and shares for which we have received proxies but with respect to which holders of the shares have abstained, will be counted as present at our 2020 Annual Meeting for the purpose of determining whether or not a quorum exists. "Broker non-votes" will also be counted as present for the purpose of determining whether a quorum exists. Broker non-votes are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner.

Our Board urges you to vote promptly by either (1) electronically submitting a proxy or voting instruction card over the Internet, (2) by telephone or (3) by delivering to us or to your broker, as applicable, a signed and dated proxy card.

Votes will be tabulated by the inspector of election appointed for the 2020 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Year End Reporting Convention

We report our results of operations based on 52- or 53-week periods ending on the Friday nearest September 30. For clarity of presentation, all periods are presented as if the fiscal year ended on September 30.

Majority Voting; Director Resignation Policy

In uncontested elections, directors will be elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. In uncontested elections, any director who is not elected by a majority of the votes is expected to tender his or her resignation to the Nominating/Governance Committee ("Nominating Committee"). The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee's recommendation within 90 days following certification of the election results.

PROPOSAL 1
ELECTION OF DIRECTORS

We are nominating 10 directors for election to our Board, all of whom are current members of our Board that are standing for re-election at the 2020 Annual Meeting. Directors elected at the 2020 Annual Meeting will serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a quorum is present at our 2020 Annual Meeting, the directors will be elected by a majority of the votes cast, which means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director, with any director who is not elected by a majority of the votes case being expected to tender his or her resignation to the Nominating Committee. The Nominating Committee will recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating Committee's recommendation within 90 days following certification of the election results.

Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees named in this Proxy Statement. The size of our Board is currently 11 directors and we are nominating 10 director nominees. In connection with the Starboard Agreement (as defined below), our Board has taken action to automatically reduce the size of our Board from 11 to 10 at the conclusion of the 2020 Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees has consented to serve as a director if elected, and management has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director, except as set forth in the remainder of this paragraph. Pursuant to the Starboard Agreement, if at the time of the filing of this Proxy Statement a new Chief Executive Officer has not been appointed to replace Michael S. Burke, the Company may nominate certain of our current directors for election at the 2020 Annual Meeting; provided that one director, Senator William H. Frist, has submitted, and the Company has accepted an irrevocable resignation letter pursuant to which Senator Frist will resign from the Board effective upon the later of the 2020 Annual Meeting and the appointment of the new Chief Executive Officer as a director. In the event that any nominee is unavailable for re-election as a result of an unexpected occurrence, shares will be voted for the election of such substitute nominee as our Board may propose.

Director Qualifications

The Board believes that, as a whole, Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee the Company's business. The Nominating Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company's Corporate Governance Guidelines, include the highest professional and personal ethics and values, commitment to enhancing stockholder value with sufficient time to effectively carry out his or her duties and business acumen. In considering director candidates, the Nominating Committee looks for business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation and public policy and the absence of potential conflicts with the Company's interests. In particular, the Nominating Committee seeks candidates that have skills/experience in the following areas, each of which it is views as particularly important: senior leadership experience, industry experience, public company experience, financial expertise, government/regulatory expertise and international expertise. The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

The Nominating Committee periodically reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective Board.

Board Skills and Experience

Board members should possess a combination of the skills, professional experience and diversity of backgrounds necessary to oversee AECOM's business.

Key Skills and Experience

SENIOR LEADERSHIP EXPERIENCE

Directors who have served in senior leadership positions are important to us, as they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues.	INDUSTRY / PROJECT DELIVERY EXPERTISE

Directors with industry experience are a key asset to the Company as their industry experience and knowledge provides valuable oversight and direction in managing, growing and improving our business.

PUBLIC COMPANY EXPERIENCE

Directors with Board experience understand the dynamics and operation of a corporate Board, the relationship of a Board to the CEO and other management personnel, the importance of particular agenda and oversight issues, and how to oversee a changing mix of strategic, operational and compliance related matters.

REGULATORY EXPERTISE

Directors who have served in government positions provide experience and insights that help us work constructively with governments around the world and address significant public policy issues.

FINANCIAL EXPERTISE

Knowledge of financial markets, financing and funding operations, and financial and accounting reporting processes is also important. This experience assists our Directors in understanding, advising on, and overseeing our capital structure, finance and investing activities, and our financial reporting and internal controls.

INTERNATIONAL EXPERTISE

Directors with international experience can provide valuable business and cultural perspectives regarding many important aspects of AECOM's business given AECOM's vast global reach.

Current Board Age and Tenure

Nominees for Directors

The following section sets forth certain background information on the 10 nominees for election as directors as well as each individual's specific experience, qualifications and skills that led our Board to conclude that each such director nominee should serve on our Board.

Robert G. Card Age: 66 Director Since: 2019 Board Committee: • Audit • CEO Search	Mr. Card brings to our Board strong expertise in the architecture, engineering and construction industry through his leadership of infrastructure firms in Canada and the United States. Mr. Card's public sector background adds valuable perspective in light of AECOM's extensive work with government clients paired with substantial corporate board experience.

Business Experience
The Card Group LLC

•

President (October 2015 -Present)

SNC-Lavalin Group Inc.

•

President and Chief Executive Officer (2012 - 2015)

CH2M HILL Companies, Ltd.

•

President, Energy, Water and Facilities Divisions (2004 - 2012)

Public Service
U.S. Department of Energy

•

Under Secretary of Energy (2001 - 2004)

Public Boards
Amec Foster Wheeler plc (2017)

Private Boards and Community Service
Westinghouse Electric Company LLC (2018 - Present)
 Longenecker & Associates LLC
CH2M Hill Companies, Ltd. (2005 - 2012)

Education
Bachelor of Science (University of Washington)
Master of Science (Stanford University)

Peter A. Feld Age: 40 Director Since: 2019 Board Committee: • Compensation and Organization • Nominating and Governance • CEO Search (Chair)	Mr. Feld brings to our Board extensive experience and knowledge in business management as well as financial expertise, especially with publicly traded companies. Additionally, Mr. Feld's experience serving on the boards of a range of companies and through advisory capacities contributes to our corporate governance and strategic perspective.

Business Experience
Starboard Value LP

•

Managing Member and Head of Research (2011 - Present)

Ramius LLC

•

Managing Director (2008 - 2011)

Ramius Value and Opportunity Master Fund Ltd.

•

Portfolio Manager (2008 - 2011)

Public Boards
Magellan Health, Inc. (2019 - Present)
 NortonLifeLock Inc. (f/k/a Symantec Corporation) (2018 - Present)
 Marvell Technology Group Ltd. (2016 - 2018)
 The Brink's Company (2016 - 2017)
 Insperity, Inc. (2015 - 2017)
 Darden Restaurants, Inc. (2014 - 2015)

Education
Bachelor of Arts (Tufts University)

Senator William H. Frist Age: 67 Director Since: 2014 Board Committee: • Audit • Nominating and Governance	Senator Frist's experience in elected public service, including serving as former Majority Leader of the United States Senate, gives him the leadership and consensus-building skills necessary to assist our Board in a range of its activities. He has extensive knowledge of the workings of government and, as a former member of the Senate Finance Committee, of the federal budgeting process. His insight is important given AECOM's large roster of public sector clients.

Business Experience
Cressey & Company LP

•

Partner (2008 - Present)

Jefferies Group LLC (2017 - Present)

•

Global Senior Advisor (2017 - Present)

Public Service
United States Senate

•

Majority Leader (2003 -2007)

•

Senator for Tennessee (1995 - 2007)

Public Boards
Teladoc Health, Inc. (2014 - Present)
 Select Medical Corporation (2012 - Present)
 Smile Direct Club (2019 - Present)

Private Boards and Community Service
Robert Wood Johnson Foundation
OneOncology
Accolade LLC
The Nature Conservancy Global Board

Education
Bachelor of Science (Princeton University)
Doctor of Medicine (Harvard University)

Jacqueline C. Hinman Age: 58 Director Since: 2019 Board Committee: • Strategy, Risk and Safety	Ms. Hinman brings to our Board strong knowledge, management and operational experience in the engineering and construction management industry. Due to her prior experience as the Chief Executive Officer of a large engineering firm and her current service on public company boards, Ms. Hinman brings corporate governance and corporate strategy expertise.

Business Experience
CH2M Hill Companies, Ltd.

•

Chairman, President, Chief Executive Officer and Director (2014 - 2017)

•

President, International and Infrastructure (2005 to 2013)

•

Senior Vice President and Project Manager (1988 - 1996)

Earth Tech, Inc.

•

Senior Vice President, Government, Facilities and Infrastructure (2001 - 2003)

Talisman Partners

•

Founder and Chief Executive Officer (1997 - 2001)

Public Boards
International Paper Company (2017 - Present)
 Dow Chemical Company (2019 - Present)

Private Boards and Community Service
CH2M Hill Companies, Ltd. (2008 - 2017)

Education
Bachelor of Science (Pennsylvania State University)

Steven A. Kandarian Age: 67 Director Since: 2019, Lead Independent Director Board Committee: • Compensation and Organization (Chair) • Audit	Mr. Kandarian brings to our Board executive management, financial, government relations and public policy experience. Due to his experience as a Chief Executive Officer of a major public company and his service on public company boards, Mr. Kandarian also brings corporate governance, corporate strategy, stockholder relations and regulatory expertise.

Business Experience
MetLife, Inc.

•

Chairman of the Board, President and Chief Executive Officer (2012 - 2019)

•

Executive Vice President and Chief Investment Officer (2005 - 2011)

Pension Benefit Guaranty Corporation

•

Executive Director (2001 - 2004)

Orion Partners,  LP

•

Founder (1993 - 2001)

Public Boards
ExxonMobil (2018 - Present)
 Neuberger Berman (2015 - Present)
 MetLife, Inc. (2011 - 2019)

Private Boards and Community Service
Damon Runyon Cancer Research Foundation

Education
Bachelor of Arts (Clark University)
Juris Doctorate (Georgetown University)
Master of Business Administration (Harvard University)

Robert J. Routs Age: 73 Director Since: 2010 Board Committee: • Strategy, Risk and Safety (Chair) • Compensation and Organization	Dr. Routs brings to our Board substantial global energy sector leadership and operations experience. He had oversight of major project activities in the refining and chemical sector, and adds valuable international business experience and knowledge supportive of AECOM's global operations, as well as extensive corporate expertise given his service on public boards.

Business Experience
Royal Dutch Shell Plc

•

Executive Director, U.S Downstream Operations (2004 - 2008)

Shell Canada

•

Chairman (2004 - 2008)

•

Group Managing Director, Oil Products & Refining (2003 - 2004)

Shell Oil Products U.S.

•

President and Chief Executive (2002 - 2003)

Public Boards
Royal DSM NV (2010 to Present), Chairman of the Board
 Maersk Drilling (2018 - Present)
 ATCO Ltd. (2012 - Present)

Education
Master of Chemical Engineering (Eindhoven University of Technology)
Doctor of Technical Sciences (Eindhoven University of Technology)

Clarence T. Schmitz Age: 71 Director Since: 2014 Board Committee: • Audit (Chair) • Compensation and Organization	Mr. Schmitz brings to our Board an extensive career in the professional services industry that spans four decades, with significant financial and global experience as an executive and board member including service as National Managing Partner of KPMG LLP.

Business Experience
Outsource Partners International Inc.

•

Chairman, Co-Founder and Chief Executive Officer (2000 - 2011)

Jefferies Group Inc.

•

Executive Vice President and Chief Financial Officer (1995 - 2000)

KPMG LLP

•

National Managing Partner (1970 - 1995)

Private Boards and Community Service
KPMG LLP, Board of Directors (1990 - 1994)
CureSearch for Children's Cancer, Chairman of Board of Trustees
The City of Hope, Board of Trustees

Education
Bachelor of Accounting (Case Western Reserve University)

Douglas W. Stotlar Age: 59 Director Since: 2014 Board Committee: • Nominating and Governance (Chair) • Audit • CEO Search	Mr. Stotlar brings to our Board substantial knowledge of the transportation sector. As a former Chief Executive Officer of a public company, Mr. Stotlar contributes valuable experience with corporate governance practices, labor and stockholder relations matters, as well as current legal and regulatory requirements and trends.

Business Experience
Con-way Inc.

•

President, Chief Executive Officer and Director (2005 - 2015)

Con-way Transportation Services Inc.

•

President and Chief Executive Officer (2004 - 2005)

•

Executive Vice President and Chief Operating Officer (2002 - 2004)

•

Executive Vice President of Operations (1997 - 2002)

Public Boards
Reliance Steel & Aluminum Co. (2016 - Present)
 LSC Communications, Inc. (2016 - Present)

Private Board and Community Service

Grieve Well (2009 - 2019)

Education
Bachelor of Science (The Ohio State University)

Daniel R. Tishman Age: 64 Director Since: 2010 Board Committee: • Strategy, Risk and Safety • CEO Search	Mr. Tishman brings to our Board extensive knowledge, management, business and operational experience in the construction management industry and on large-scale development projects such as the rebuilding of the World Trade Center site in New York City and other major projects.

Business Experience
Tishman Holdings Corporation

•

Chairman and Executive Vice President (1997 - Present)

Tishman Construction Corporation

•

Chairman of the Board and Chief Executive Officer (1991 - 2010)

AECOM

•

Vice Chairman (2010 - 2018)

Private Boards and Community Service
Montefiore Medicine, Chairman of the Board of Trustees
 Real Estate Board of New York
Natural Resources Defense Council
National September 11 Memorial & Museum

Education
Bachelor of Science (Evergreen State College)
Master of Science (Lesley College)

Gen. Janet C. Wolfenbarger, USAF Retired Age: 61 Director Since: 2015 Board Committee: • Nominating and Governance • Strategy, Risk and Safety	General Wolfenbarger brings to our Board a distinguished career as a senior leader in the military, including serving as the Air Force's first female four-star general. In addition to significant international experience, these qualifications provide our Board with valuable government-related expertise supportive of the company's global business operations and public-sector client roster.

Public Service
Air Force Materiel Command, Wright-Patterson Air Force Base

•

Commander, Air Force Materiel Command (2012 - 2015)

•

Commander, C-17 Systems Group for the Aeronautical Systems Center (2002 - 2005)

•

Director, B-2 System Program Office (2000 - 2002)

Pentagon

•

Military Deputy to the Assistant Secretary of the Air Force for Acquisition (2011 - 2012)

•

Service's Director of the Acquisition Center of Excellence (2005 - 2006)

Private Boards and Community Service
KPMG LLP, Independent Director (2018 - Present)
 Defense Advisory Committee on Women in the Services, Chair
 Woman in Military Service for America Memorial, Co-Chair
 Falcon Foundation, Trustee (2016 - Present)

Education

Bachelor of Science (U.S. Air Force Academy)
Master of Science (Massachusetts Institute of Technology)
Master of Science (National Defense University)

Vote Required and Recommendation of the Board of Directors

Directors are elected by a majority of the votes cast for and against by holders of shares entitled to vote at the 2020 Annual Meeting. This means that for each director the number of votes cast "FOR" the director must exceed the number of votes cast "AGAINST" the director. Abstentions and broker non-votes will not be considered votes cast.

The Board of Directors recommends that you vote FOR the election of each nominee for director.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has retained Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2020. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 1990. A representative of Ernst & Young LLP is expected to be present at the 2020 Annual Meeting and will have an opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

Reasons for the Proposal

The selection of our independent registered public accounting firm is not required to be submitted for stockholder approval, but the Audit Committee of our Board is seeking ratification of its selection of Ernst & Young LLP from our stockholders as a matter of good corporate practice. If stockholders do not ratify this selection, the Audit Committee of our Board will reconsider its selection of Ernst & Young LLP and will, in its sole discretion, either continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the Company's best interests and the best interests of our stockholders.

Reasons for Recommendation to Appoint Ernst & Young as the Company's Independent Registered Public Accounting Firm

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2019 and to recommend ratification of its selection to the Company's stockholders. In that review, the Audit Committee considered a number of factors including:

  •
  continued independence of Ernst & Young LLP;

  •
  length of time Ernst & Young LLP has been engaged by the Company;

  •
  senior management's assessment of Ernst & Young LLP's performance;

  •
  audit and non-audit fees;

  •
  capacity to appropriately staff the audit;

  •
  geographic and subject matter coverage;

  •
  lead audit engagement partner performance;

  •
  overall performance;

  •
  qualifications and quality control procedures; and

  •
  whether retaining Ernst & Young LLP is in the best interests of the Company and its stockholders.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2020.

In accordance with the Sarbanes-Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his fourth year in that role.

Vote Required and Recommendation of the Board of Directors

The ratification of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the proposal at the 2020 Annual Meeting. Abstentions will be counted as present and will have the effect of a vote against the proposal. Brokers have discretion to vote on the ratification of our independent registered public accounting firm and, as such, no votes on this proposal will be considered broker non-votes.

The Board of Directors recommends that you vote FOR the ratification of Ernst & Young LLP.

PROPOSAL 3
APPROVAL OF 2020 STOCK INCENTIVE PLAN

Overview

On November 29, 2019, the Board of Directors unanimously adopted and approved the 2020 Stock Incentive Plan (the "Plan"), and is submitting the Plan to stockholders for their adoption and approval at the 2020 Annual Meeting. The Board believes our interests are best advanced by encouraging individuals responsible for our long-term success to remain in the service of the Company and by aligning the financial objectives of such individuals with those of our stockholders, in each case, through the grant of equity-based incentives.

The Company currently administers its equity-based compensation programs under the Company's Amended and Restated 2016 Stock Incentive Plan (the "2016 SIP"). As of December 31, 2019, 3,374,380 full-value awards such as Restricted Stock Units ("RSUs") and Performance Earnings Programs awards ("PEPs"), or up to 8,435,950 shares subject to awards other than full-value awards such as stock options and stock appreciation rights shares remained available for new grants under the 2016 SIP; however, if the Plan is approved, no additional awards will be granted under the 2016 SIP.

The Plan, if approved, will provide for the issuance of up to 4,800,000 full-value awards (i.e., RSUs and PEPs) or up to 12,000,000 shares subject to awards other than full-value awards (i.e., stock options). The 4,800,000 shares or 12,000,000 shares represent only 3.0% or 7.6%, respectively, of the Company's outstanding common equity (measured as of December 31, 2019). If the Plan is approved and awards are granted under the 2016 SIP after December 31, 2019, the maximum number of shares available for issuance under the Plan will be reduced by any shares issued pursuant to such awards. The Board currently expects that the proposed share reserve under the Plan will fund the Company's equity compensation for three years.

While approving the Plan, the Board considered, among other things, the potential dilution to its current stockholders as measured by burn rate and overhang (as described in "Key Data" below) and the continued importance of motivating, recruiting and retaining key employees.

Why You Should Vote to Approve the Plan

The Board recommends that our stockholders approve the Plan because it believes appropriate equity incentives are important to attract and retain the highest-caliber individuals, to link incentive reward to Company performance, to encourage employee and director ownership in our Company and to align the interests of participants to those of our stockholders. The approval of the Plan will enable us to continue to provide such incentives.

If the Plan is not approved, we may not be able to provide persons eligible for awards with compensation packages that are necessary to attract, retain and motivate these individuals.

Key Data

Overhang is equal to the sum of the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans divided by the sum of the total common stock outstanding, the total number of shares subject to equity awards outstanding and the total number of shares available for grant under the Company's equity plans. The following table sets forth information to calculate the Company's overhang as of December 31, 2019:

	Stock Options Outstanding(1)(2)	Restricted Stock Awards and RSUs Outstanding	PEPs Outstanding	Shares Issuable for Future Grants	Common Shares Outstanding	AECOM's Overhang

Before Stockholder Approval	127,714	2,817,794	1,948,372	3,374,380 / 8,435,950(3)	158,193,698	5.23% / 8.43%(3)
After Stockholder Approval	127,714	2,817,794	1,948,372	4,800,000 / 12,000,000(3)	158,193,698	6.13% / 10.68%(3)

(1)
Weighted average exercise price of outstanding stock options is $31.62.

(2)
Weighted average remaining contractual life of outstanding stock options is 4.18 years.

(3)
The first amount reflects the number of shares issuable from PEPs and RSUs. The second amount reflects the number of shares issuable from stock options.

Burn Rate is equal to the total number of equity awards the Company granted in a fiscal year divided by the weighted average common stock outstanding during the year. The following table sets forth information to calculate the Company's burn rate for the last three fiscal years:

Fiscal Year	Stock Options Granted(1)	RSUs Granted(2)	PEPs Granted(3)	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate

2017	0	1,391,725	828,482	2,220,207	155,728,323	1.43%
2018	0	1,459,302	800,519	2,259,821	159,101,110	1.42%
2019	0	1,166,387	995,998	2,162,385	157,043,651	1.38%

(1)
The number of stock options cancelled in fiscal year 2019 is 510,856. None were cancelled in fiscal years 2017 and 2018.

(2)
The number of RSUs cancelled in fiscal years 2017, 2018 and 2019 are 342,702, 345,388, and 334,398, respectively.

(3)
The number of PEPs cancelled in fiscal years 2017, 2018 and 2019 are 192,007, 163,416, and 183,758, respectively.

The following table reflects the number of actual shares issued in the last three fiscal years after specified performance targets were achieved for PEP awards:

Fiscal Year PEPs Earned/Issued	Number of PEPs Earned/Issued

2017	852,856
2018	946,614
2019	959,722

Promotion of Good Corporate Governance Practices

The Plan provides for the following:

  •
  stock options and stock appreciation rights may not have a term in excess of seven years, may not be repriced or exchanged for cash or a new award without stockholder approval when the exercise price exceeds the fair market value of the underlying share and may not be granted at a discount to the fair market value of our common stock on the grant date;

  •
  annual limit on equity and cash compensation that may be paid or awarded to non-employee directors;

  •
  if there is a change in control of the Company, outstanding awards cannot immediately vest unless they are not assumed by the buyer and, if the outstanding performance awards are assumed by the buyer, they will continue to be subject to performance conditions or be deemed to have satisfied such performance-based vesting criteria based on the Company's actual performance as of the change in control;

  •
  share design that limits the number of "full-value" restricted stock and restricted stock unit awards, whether time or performance-based, that may be granted under the Plan since these awards are counted against the Plan's share reserve as 2.5 shares for every one share issued in connection with such awards; we maintain this "fungible share design" since "full-value" awards are perceived by institutional investors and proxy advisory firms to have a higher cost compared to other awards like stock options;

  •
  no evergreen provision;

  •
  dividends or dividend equivalents credited/payable in connection with an award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests; and

  •
  the administrator may cancel outstanding awards or, in some cases, "claw back" awards previously realized if certain authorized officers are found to engage in acts of misconduct.

Plan Summary

The following summary of the material terms of the Plan is qualified in its entirety by reference to the complete statement of the Plan, which is set forth in Annex B of this Proxy Statement.

Administration. The Plan will be administered by the Compensation/Organization Committee of the Board, or in the absence of a Compensation/Organization Committee, a properly constituted compensation committee or the Board itself. Subject to the express provisions of the Plan, the administrator is authorized and empowered to do or perform all things that it determines to be necessary or appropriate in connection with the administration of the Plan. The Compensation/Organization Committee may, by resolution, authorize one or more officers of the Company to perform any or all things that it is authorized and empowered to do or perform under the Plan, provided that such resolution will specify the total number of awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer will designate himself or herself as a recipient of any awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any subsidiary, and/or to one or more agents.

Participants. Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the Plan. In addition, non-employee directors (subject to the limitations on the value of awards that can be granted to any non-employee director annually as specified in the Plan and discussed below) and any service providers who have been retained to provide consulting, advisory or other services to the Company or to any subsidiary will be eligible for the grant of awards under the Plan. Options intending to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 1,839 employees and all directors qualify to participate in the Plan as of December 31, 2019.

Performance-Based Awards. The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award. The administrator may establish criteria applicable to an award based upon one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Principles ("GAAP") or non-GAAP financial results, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) free cash flow or free cash flow per share, (iii) earnings or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations, (xix) operating ratio, (xx) operating revenue, (xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service.

Shares Subject to the Plan and to Awards. The aggregate number of shares issuable under the Plan will not exceed 12,000,000, reduced by one share for every one share issued pursuant to an option or stock appreciation right granted under any Prior Plan (as defined in the Plan) from and after January 1, 2020 and prior to the effective date of the Plan and by 2.5 shares for every one share issued pursuant to an award other than an option or stock appreciation right granted from and after January 1, 2020 and prior to the effective date of the Plan under any Prior Plan. Any shares issued under options or stock appreciation rights will be counted against the number of shares issuable under the Plan on a one-for-one (1:1) basis and any shares issued pursuant to awards other than options or stock appreciation rights will be counted against this limit as 2.5 shares for every one (1) share subject to such award. Shares subject to outstanding awards under the Prior Plans as of the effective date of the Plan (such awards the "Prior Plan Awards"), that, from and after the effective date of the Plan, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) will be added to the number of shares issuable under the Plan as one (1) share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of shares available for grant under the Plan and the number of shares subject to outstanding awards will be subject to adjustment as provided in the Plan. The shares issued pursuant to awards granted under the Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

For purposes of the share limit described above, the aggregate number of shares issued under the Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award under the Plan. Notwithstanding the foregoing, shares subject to an award under the Plan may not again be made available for issuance under the Plan (and shall not be added to the Plan in respect of awards under a Prior Plan) if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by the Company to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an option or a stock appreciation right or (iv) shares repurchased on the open market with the proceeds of an option exercise. Any shares that again become available for grant pursuant to the foregoing will be added back as one (1) share if such shares were subject to options or stock appreciation rights, and as 2.5 shares if such shares were subject to awards other than options or stock appreciation rights. Shares subject to awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related to an award other than an option or a stock appreciation right or otherwise not issued under an award and shares subject to awards settled in cash will not count as shares issued under the Plan.

Subject to adjustments for changes in capitalization, the aggregate number of shares that may be earned pursuant to awards granted under the Plan during any calendar year to any one participant will not exceed 2,000,000, excluding any tandem stock appreciation rights. Subject to adjustments for changes in capitalization, the aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the Plan will not exceed 7,000,000. The aggregate dollar value of equity-based (based on the grant date fair value of equity-based awards) and cash compensation granted under the Plan or otherwise during any calendar year to any one non-employee director may not exceed $600,000; provided, however, that in the calendar year in which a non-employee director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation to the participant may be up to 200% of the foregoing limit and the foregoing limit will not count any tandem SARs (as defined below).

Awards granted or shares issued by the Company in assumption of or in substitution or exchange for awards previously granted or the right or obligation to make future awards, by a company acquired by the Company or any subsidiary or with which the Company or any other subsidiary combines will not reduce the amount of shares authorized for issuance under the Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by the Company or any subsidiary, or with which the Company or any subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and will not reduce the amount of shares authorized for issuance under the Plan; provided that awards using such available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

Option Awards. The administrator will establish the exercise price per share under each option, which, other than in the event of substitute awards granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of seven (7) years from the date of grant. Options granted under the Plan may either be ISOs or options which are not intended to qualify as ISOs or non-qualified stock options ("NQSOs"). Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of an option and, at any time when the exercise price of an option is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such option for cash or a new award.

Stock Appreciation Rights. A stock appreciation right ("SAR") provides the right to the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan ("tandem SARs") or not in conjunction with other awards ("freestanding SARs"). All freestanding SARs will be granted subject to the same terms and conditions and limitations applicable to options as set forth above and in the Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in the Company's capitalization, the Company will not, without stockholder approval, reduce the exercise price of such stock appreciation right and, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such stock appreciation right for cash or a new award.

Restricted Stock and Restricted Stock Units. Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate (subject to the minimum vesting conditions described above). Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares of restricted stock granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the company's stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the administrator. Dividends or dividend equivalents credited/payable in connection with an award of restricted stock or restricted stock units that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests.

Incentive Bonuses. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on performance conditions.

Deferral of Gains. The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares or cash upon settlement, vesting or other events with respect to restricted stock units, or in payment or satisfaction of an incentive bonus.

Amendment and Termination. The Board may amend, alter or discontinue the Plan and the administrator may amend or alter any agreement or other document evidencing an award made under the Plan, except no such amendment may, without the approval of the stockholders of the Company (other than in respect of a change in the Company's capitalization): increase the maximum number of shares for which awards may be granted under the Plan; reduce the price at which options may be granted pursuant to the terms of the Plan; reduce the exercise price of outstanding options or stock appreciation rights and, at any time when the exercise price of an option or stock appreciation right is above the fair market value of a share (except in the case of a change in control), cancel and re-grant or exchange such option or stock appreciation right for cash or a new award; extend the term of the Plan; change the class of persons eligible to be participants; otherwise amend the Plan in any manner requiring stockholder approval by law or under the NYSE's listing requirements; or increase the individual maximum limits set forth in the Plan.

No amendment or alteration to the Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder's consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Adjustments of and Changes in the Stock. The number and kind of shares available for issuance under the Plan (including under any awards then outstanding), and the number and kind of shares subject to the limits set forth in the Plan and above, will be equitably adjusted by the administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding.

In the event there shall be any other change in the number or kind of outstanding shares or to any stock or other securities into which such shares shall have been changed or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (a "Transaction"), then the administrator will, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different awards or different types of awards. Unless otherwise provided in an award agreement, in the event of a Transaction, outstanding awards may be continued or assumed by the continuing or successor organization, or the successor may substitute equivalent awards. With respect to awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such awards will either (a) continue to be subject to such performance-based vesting criteria or (b) be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction.

Unless otherwise provided in an award agreement, in the event of a Transaction in which the successor does not continue, assume or substitute for any outstanding awards, all awards that are not assumed, continued or substituted for will be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of any award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such award will immediately vest and the participant will have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction and (c) in the case of outstanding restricted stock and/or restricted stock units (other than those referenced in clause (b)), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse and such awards shall immediately vest.

Transferability. Awards may not be sold, transferred for value, pledged, assigned or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, outstanding options may be exercised following a participant's death by the participant's beneficiaries or as permitted by the administrator, and, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts or family partnerships.

Effective Date and Termination of the Plan. The Board adopted the Plan on November 29, 2019 and the Plan will become effective upon its approval by the Company's stockholders (the "Effective Date"). The Plan will remain available for the grant of awards until the 10th anniversary of the Effective Date; provided, however, that ISOs may not be granted under the Plan after the 10th anniversary of the date of Board approval.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.

Stock Options. ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to the exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee's gain (or loss) on a subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

Stock Appreciation Rights. An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units. Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, such participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the Company (e.g., upon the participant's termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses. A participant will have taxable income at the time an incentive bonus award becomes payable and, if the participant has timely elected deferral to a later date, at such later date. At these times, the participant will recognize ordinary income equal to the value of the amount then payable.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Compensation/Organization Committee and the Compensation/Organization Committee has not determined future awards nor who might receive them. Information about awards granted in fiscal year 2019 to the Company's NEOs can be found in the table under the heading "Grants of Plan-Based Awards" below.

Vote Required and Recommendation of the Board of Directors

The 2020 Stock Incentive Plan must be approved, in accordance with the listing requirements of the New York Stock Exchange ("NYSE"), by the affirmative vote of a majority of the votes cast on the proposal at the 2020 Meeting. Abstentions will have the effect of a vote against the proposal, whereas broker non-votes will not count as votes cast for this purpose and will therefore have no effect on the outcome of the proposal.

The Board of Directors recommends that you vote FOR the 2020 Stock Incentive Plan.

Equity Compensation Plans

The following table presents certain information about shares of AECOM common stock that may be issued under our equity compensation plans as of September 30, 2019:

	Column A		Column B		Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Equity compensation plans approved by stockholders
AECOM Stock Incentive Plans	5,711,366	(1)	$31.62	(2)	11,573,972
AECOM Employee Stock Purchase Plan(3)	N/A		N/A		10,765,123
Total	5,711,366		$31.62		22,339,095

(1)
Includes 127,714 shares issuable upon the exercise of stock options, 3,318,009 shares issuable upon the vesting of Restricted Stock Units and 2,265,643 shares issuable if specified performance targets are met under Performance Earnings Program Awards(PEP).

(2)
Weighted-average exercise price of outstanding options only.

(3)
Amounts only reflected in column (c) and include all shares available for future issuance and subject to outstanding rights.

PROPOSAL 4
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory basis, AECOM's executive compensation as reported in this Proxy Statement.

At AECOM, executive compensation plans are driven by both short- and long-term financial performance metrics that are designed to incentivize our NEOs to maximize long-term stockholder value creation. As such, based on direct stockholder feedback, AECOM's executives are incentivized via an annual cash bonus plan and the grant of certain long-term equity awards that include the following performance metrics: adjusted earnings per share, free and operating cash flow per share and return on invested capital.

We urge stockholders to read the "COMPENSATION DISCUSSION AND ANALYSIS" section in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the "SUMMARY COMPENSATION TABLE" and related compensation tables and narrative, which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies, procedures and programs articulated in the "COMPENSATION DISCUSSION AND ANALYSIS" are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company's success.

We are asking stockholders to approve the following advisory resolution at the 2020 Annual Meeting:

  RESOLVED, that the stockholders of AECOM (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company's 2020 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a "Say-on-Pay" resolution, is non-binding on the Company, the Board and the Compensation Committee and will not be construed as overruling a decision by, nor creating nor implying any additional fiduciary duty for the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review and consider the voting results on this proposal when evaluating our executive compensation program. The Board has adopted a policy of providing for annual "Say-on-Pay" advisory votes. Unless the Board modifies its policy on the frequency of holding "Say-on-Pay" advisory votes, the next "Say-on-Pay" advisory vote will occur in 2021.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the advisory resolution on the Company's executive compensation at the 2020 Annual Meeting is required to approve the advisory resolution on the Company's executive compensation. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote FOR the advisory resolution to approve executive compensation.

PROPOSAL 5
STOCKHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue No. 205 Redondo Beach, Calif. 90278, the beneficial owner of shares of the Company's common stock with a market value of more than $2,000, has requested that we include the following stockholder proposal and supporting statement in our proxy statement for the 2020 Annual Meeting. The stockholder proposal is required to be voted on at our Annual Meeting only if properly presented at the meeting. The Board of Directors recommends a vote AGAINST this proposal for the reasons stated in the Statement in Opposition to the Stockholder Proposal, which follows the proposal:

Proposal 5 — Shareholder Right to Act by Written Consent

Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Taking action by written consent in place of a special meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle and avoid the cost of a special meeting.

This proposal topic won majority shareholder support at 13 major companies in a single year. This included 67%-support at both Allstate and Sprint. Hundreds of major companies enable shareholder action by written consent. This proposal topic might have received a still higher vote than 67% at Allstate and Sprint if small shareholders had the same access to independent corporate governance data as large shareholders. This same proposal won majority support in 2019 at United Rentals, Inc. (URI).

This proposal is of greater need at AECOM because AECOM executive pay was rejected by shareholders at the 2018 annual meeting. CEO pay of $18 million also eked out a dismal level of support at the 2019 annual meeting. Some shareholders may determine that James Fordyce, Chairman of the Executive Pay Committee, was responsible for the excessive executive pay practices and would thus be interested in electing a director to replace Mr. Fordyce.

Also the current 25% stock ownership threshold for AECOM shareholders to call a special meeting may be unreachable due to time constraints and the bureaucratic requirements that can trip up half of shareholders who want a special shareholder meeting. Thus the 25% stock ownership threshold to call a special meeting can be a 50% stock ownership threshold to call a special meeting for all practical purposes.

It is possible is that shareholders will not need to make use of this written consent because its mere existence will be an incentive factor that will help ensue that the company is well supervised by the Board of Directors and management.

Please vote yes:

Shareholder Right to Act by Written Consent — Proposal 5

PROPOSAL 5
BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

Our Board recommends a vote AGAINST this proposal.

The Board believes that stockholder action by written consent is not necessary given our current governance practices and structures, including our stockholders' existing ability to call a special meeting and our strong stockholder engagement practices.

Our Company has a track record of strong corporate governance.

The Company is committed to sound corporate governance and has implemented numerous corporate governance policies and practices that ensure accountability and access to the Board. For example:

  •
  Stockholders have a right to call a special meeting;

  •
  Stockholders have proxy access rights;

  •
  All supermajority provisions in our bylaws have been eliminated;

  •
  We have an annually elected board;

  •
  We have a majority voting standard for uncontested director elections;

  •
  We have a lead independent director;

  •
  Upon appointment of a new CEO, we will separate the Chairman and CEO roles;

  •
  We have a compensation clawback policy; and

  •
  We do not have a poison pill.

The Company continually evaluates stockholder feedback and developments in corporate governance, and we implement appropriate changes to our corporate governance policies and practices when they are in the best interests of the Company and our stockholders.

Action by written consent is unnecessary because our stockholders already have the right to act outside of the annual meeting cycle.

The Company has taken a number of steps to enhance stockholder rights and provide stockholders with the ability to raise important matters outside of the annual meeting cycle. In particular, the Company's bylaws provide stockholders holding 25% or more of the Company's shares with the right to call a special meeting. The Company believes this is the most common threshold for special meeting rights at public companies and is appropriate especially since the Company has four institutional investors that own over five percent and two institutional investors that own over ten percent of the Company's outstanding common stock. The Board believes that our 25% threshold to call a special meeting is aligned with our stockholders' interests because it is designed to strike the proper balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including those with special interests, could trigger the expense and distraction of a special meeting to pursue matters that are not in the best interests of all of our stockholders.

A special meeting provides a deliberative forum for resolution of corporate matters and is therefore a more appropriate method for stockholder action between annual meetings.

The Board believes that a special meeting does far more to support stockholders' interests than action by written consent, because a special meeting ensures that all stockholders receive notice, adequate time to review proposals and a forum for expressing their views. By contrast, stockholder action by written consent may not result in all stockholders receiving notice of a proposed action and does not permit a variety of views on a proposal to be exchanged. This means that action by written consent could deprive many stockholders of the critical opportunity to assess, discuss, deliberate and vote on pending matters that may have important ramifications for both the Company and our stockholders. In addition to disenfranchising stockholders, action by written consent can create substantial confusion and disruption, as stockholder groups may solicit multiple written consents simultaneously, some of which may be duplicative or contradictory. This level of confusion can impose significant administrative and financial burdens on the Company, while providing little or no corresponding benefit to stockholders.

In short, the Board believes that matters of sufficient importance to warrant action between annual stockholder meetings should not be decided without notification to all stockholders, an opportunity for all stockholders to be heard and a vote at a duly convened meeting.

An action by written consent could disenfranchise stockholders.

The written consent proposal would enable a limited group of large stockholders to act in favor of their own proposed actions at any time and as frequently as they chose, without a meeting and without providing notice to other stockholders. The lack of procedural safeguards in the written consent process could lead to inappropriate influence by stockholders with special interest that may be inconsistent with the Company's long-term interest.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2020 Annual Meeting is required to approve the stockholder proposal. Abstentions will be counted as present and will have the effect of a vote against the proposal. Broker non-votes will not be counted as participating in the voting on the proposal and will therefore have no effect on the outcome of the vote on the proposal.

The Board of Directors recommends that you vote AGAINST the stockholder proposal.

CORPORATE GOVERNANCE

Board Meetings

During our fiscal year ended September 30, 2019, our Board met six times, the Audit Committee met five times, the Compensation Committee met two times, the Nominating Committee met two times and the Strategy, Risk and Safety Committee met four times. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings held by all committees of the Board on which he or she served during fiscal year 2019.

Director Independence

Nine of the 10 director nominees are independent directors as defined in accordance with the listing standards of the NYSE. These standards provide that a director is independent only if our Board affirmatively determines that the director has no direct or indirect material relationship with the Company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, our Board, upon the recommendation of our Nominating Committee, annually reviews the independence of our directors. In its most recent review, our Board considered, among other things, the employment relationships between the Company and our directors and their families; the other specific relationships that would preclude a determination of independence under the NYSE independence rules; any affiliation of the Company's directors and their families with the Company's independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors; any transactions with directors and members of their families that would require disclosure in this Proxy Statement under U.S. Securities and Exchange Commission ("SEC") rules regarding related person transactions; and the modest amount of our contributions to non-profit organizations of which some of our directors or members of their families are associated.

The Board determined that the following director nominees are independent as determined by the standards of the NYSE: Robert G. Card, Peter A. Feld, Senator William H. Frist, Jacqueline C. Hinman, Steven A. Kandarian, Dr. Robert J. Routs, Clarence T. Schmitz, Douglas W. Stotlar, and General Janet C. Wolfenbarger.

Starboard Value LP Agreement

On November 22, 2019, the Company entered into an agreement (the "Starboard Agreement") with Starboard Value LP and certain of its affiliates (collectively, "Starboard") pursuant to which the Company increased the size of our Board to 11 directors and appointed Peter A. Feld, Robert G. Card and Jacqueline C. Hinman (collectively with Mr. Feld and Mr. Card, the "New Directors") to the Board.

The Starboard Agreement also provides that the Company will nominate the following individuals for election to our Board at the 2020 Annual Meeting: (x) each of the New Directors, (y) six of the following seven individuals: Senator William H. Frist, Steven A. Kandarian, Robert J. Routs, Clarence T. Schmitz, Douglas W. Stotlar, Daniel R. Tishman. and Gen. Janet C. Wolfenbarger USAF Ret., and (z) if the successor to Michael S. Burke as Chief Executive Officer has been appointed as of the time of the filing of this Proxy Statement, such individual (or, if a successor has not yet been appointed prior to the filing of this Proxy Statement, then all seven of the current directors listed in (y) above may be nominated subject to certain conditions). The size of the Board will be automatically decreased to 10 directors at the conclusion of the 2020 Annual Meeting.

Pursuant to the Starboard Agreement, Starboard will vote at the 2020 Annual Meeting in favor of the Company's director nominees and, subject to certain conditions, in accordance with our Board's recommendation on all other proposals. Starboard also agreed, among other things, not to submit director nominations or proposals at any annual or special meeting during the Standstill Period (as defined below).

Starboard has also agreed to certain customary standstill provisions, effective as of the date of the Starboard Agreement through the earlier of (1) fifteen business days prior to the deadline for the submission of stockholder nominations for the Company's 2021 annual meeting of stockholders and (2) 90 days prior to the first anniversary of the 2020 Annual Meeting (the "Standstill Period"), prohibiting Starboard from, among other things, (a) engaging or participating in any solicitation of proxies with respect to the Company's securities, (b) joining in any "group" or voting arrangement, (c) proposing certain extraordinary transactions or encouraging third parties to do so, (d) calling or seeking to call a special meeting of the Company's stockholders, (e) seeking Board representation other than as provided in the Starboard Agreement and (f) influencing third parties with respect to the voting or disposition of the Company's securities.

Board Leadership Structure

Michael S. Burke currently holds the roles of Chairman of the Board and Chief Executive Officer. The Company has announced that the roles of Chairman and Chief Executive Officer will be separated effective upon the appointment of a new Chief Executive Officer. In addition, on November 22, 2019, Steven A. Kandarian was appointed as the lead independent director. Mr. Kandarian brings considerable financial expertise from his past business experience as well as essential corporate governance experience from his current and prior service on private and public company boards.

The Board has been, and continues to be, a proponent of Board independence. The Company's corporate governance structures and practices provide for a strong, independent Board and include several independent oversight mechanisms, including a lead independent director, only independent directors serving as committee chairs and the directors' and committees' ability to engage independent consultants and advisors. The Audit, Compensation and Nominating Committees are composed entirely of independent directors. The Nominating Committee is responsible for recommending the appointment of a lead independent director, which is appointed by the Board.

Executive Sessions

Executive sessions of non-employee directors are included on the agenda for every regularly scheduled Board meeting and, during fiscal year 2019, executive sessions were held at each regularly scheduled Board meeting. Executive sessions are chaired by the lead independent director.

Board's Role in Risk Oversight

The Board plays an active role, both as a whole and at the committee level, in overseeing management of the Company's risks. Management is responsible for the Company's day-to-day risk-management activities. The Company relies on a comprehensive risk management process to aggregate, monitor, measure and manage risks. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company's risk management practices and capabilities, to review the Company's risk exposure and to elevate certain key risks for discussion at the Board level. The full Board monitors risk through regular reports from each of the committee chairs and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters, as disclosed in the below chart:

We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committee chairs, to exercise effective oversight of the actions of management. The Strategy, Risk and Safety Committee, as well as other members of the Board, receive updates from the Company's Chief Information Security Officer on the overall cybersecurity risk environment including the Company's enterprise-wide cybersecurity risk assessment results and key initiatives.

Risk Assessment of Compensation Policies and Practices

In fiscal year 2019, the Compensation Committee's independent consultant, Exequity LLP, conducted a risk assessment of the Company's compensation policies and practices as they apply to all employees, including executive officers. Exequity LLP reviewed the design features and performance metrics of our cash and stock-based incentive programs, along with the approval mechanisms associated with each, to determine whether any of these policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.

As part of the review, several factors were noted that reduce the likelihood of excessive risk-taking:

  •
  Our compensation mix is balanced among fixed components such as salary and benefits, annual incentive payments and long-term incentives, including PEP awards and restricted stock units granted under our Amended and Restated 2016 Stock Incentive Plan, which typically vest or are earned over three years.

  •
  The Compensation Committee has ultimate authority to determine, and reduce, if appropriate and consistent with applicable arrangements, compensation provided to our executive officers, including each of the NEOs.

  •
  The Compensation Committee, under its charter, has the authority to retain any advisor it deems necessary to fulfill its obligations and has engaged Exequity LLP as its independent consultant. Exequity performs services for the Compensation Committee as described in the "COMPENSATION DISCUSSION AND ANALYSIS" section of this Proxy Statement.

  •
  Our annual incentive programs for employees are funded in the aggregate based on the results of key financial metrics. Individual payouts are based on a combination of financial metrics as well as qualitative factors.

  •
  Our long-term equity incentive awards, including PEP awards and restricted stock units granted under our stockholder approved Amended and Restated 2016 Stock Incentive Plan, are all approved by either the Compensation Committee for our executive officers or by our Chief Executive Officer for non-executive officers.

  •
  Our NEOs are subject to stock ownership guidelines, our insider trading policy and our clawback policy.

Based on this assessment, the Company concluded that its compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Strategy, Risk and Safety Committee. In accordance with NYSE regulations, each member of the Audit Committee, the Compensation Committee, and the Nominating Committee has been determined by our Board to be "independent." The committees operate under written charters that are available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com. In 2019, the Board also established a non-standing CEO Search Committee for the sole purpose of recommending a new CEO.

The members of each of the standing committees are as follows:

Audit Committee

Clarence T. Schmitz, Chair
Robert G. Card
Senator William H. Frist
Steven A. Kandarian
Douglas W. Stotlar

Compensation/Organization Committee

Steven A. Kandarian, Chair
Peter A. Feld
Dr. Robert J. Routs
Clarence T. Schmitz

Nominating/Governance Committee

Douglas W. Stotlar, Chair
Peter A. Feld
Senator William H. Frist
General Janet C. Wolfenbarger, USAF Retired

Strategy, Risk and Safety Committee

Dr. Robert J. Routs, Chair
Jacqueline C. Hinman
Daniel R. Tishman
General Janet C. Wolfenbarger, USAF Retired

Audit Committee.    The Audit Committee, which is composed solely of independent directors as defined under Rule 10A-3(b)(1) of the rules of the U.S. Securities and Exchange Commission and the regulations of the NYSE, appoints the Company's independent auditors, reviews the results and scope of the audit of our financial statements as well as other services provided by our independent auditors, reviews and approves audit fees and all non-audit services as well as reviews and evaluates our audit and control functions, including our internal audit function. Our Audit Committee held five meetings during fiscal year 2019. Our Board has determined that Mr. Schmitz, Chair of the Audit Committee qualifies as an "audit committee financial expert" as defined by the rules under the Exchange Act. The "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS" is included in this Proxy Statement.

Compensation/Organization Committee.    The Compensation Committee, which is composed solely of independent directors as defined under the regulations of the NYSE, non-employee directors, as defined under Rule 16b-3 of the Exchange Act, and outside directors for purposes of grandfathering provisions under Section 162(m) of the Code, oversees our compensation plans. Such oversight includes decisions regarding executive management salaries, incentive compensation and long-term compensation plans, as well as Company-wide equity plans for our employees. This committee also reviews the Board's compensation plan for non-employee directors, determines whether independent compensation consultants should be utilized and oversees management succession planning. For further information regarding the Compensation Committee's processes and procedures for determining executive and non-employee director compensation, see the "COMPENSATION DISCUSSION AND ANALYSIS" section of this Proxy Statement. Our Compensation Committee held two meetings during fiscal year 2019. The "REPORT OF THE COMPENSATION/ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS" is included in this Proxy Statement.

Nominating/Governance Committee.    The Nominating Committee is composed solely of independent directors as defined under the regulations of the NYSE and is responsible for recruiting and retaining qualified persons to serve on our Board, including recommending such individuals to the Board for nomination for election as directors; for evaluating director independence; and for oversight of our ethics and compliance activities. The Nominating Committee also considers written suggestions from stockholders, including potential nominees for election, and oversees other governance programs such as the Company's Corporate Governance Guidelines. This committee also conducts performance evaluations for directors being elected at each annual meeting of stockholders, and engages in succession planning for the Board and key leadership roles on the Board and its committees. Our Nominating Committee held two meetings during fiscal year 2019.

Strategy, Risk and Safety Committee.    The Strategy, Risk and Safety Committee reviews our corporate finance programs, proposed investments and acquisitions, our strategic plans, strategic initiatives, and the Company's overall policies regarding risk assessment, risk management, safety and cybersecurity programs. Our Strategy, Risk and Safety Committee held four meetings during fiscal year 2019.

Corporate Governance Guidelines

Our Board has adopted the Corporate Governance Guidelines, which set forth several important principles regarding our Board and its committees, including Board of Director membership criteria as well as other matters. Our Corporate Governance Guidelines are available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com.

Codes of Conduct and Ethics

We have adopted a Code of Conduct that describes the professional, legal, ethical, financial and social responsibilities of all of our directors, officers and employees. We require all of our directors, officers and employees to read and acknowledge the Code of Conduct, and we provide regular compliance training to all our directors, officers and employees. Our directors, officers and employees are also encouraged to report suspected violations of the Code of Conduct through various means, including a toll-free hotline available 24 hour, 7 days a week in multiple languages, and they may do so anonymously. We also obtain year end affirmations from management personnel confirming compliance with the Code of Conduct. If we make substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, to our principal executive, financial or accounting officer or persons performing similar functions or any director, we will disclose the nature of such amendment or waiver in a press release, on our website and/or in a report on Form 8-K in accordance with applicable rules and regulations. In addition, we have a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on employees with financial reporting responsibilities. We also have an Anticorruption Policy that provides specific guidance to help ensure that lawful and ethical business practices are followed while conducting international business activities. Our various policies are available for viewing on the "Ethics and Compliance" section of our website at www.aecom.com and in print to any stockholder that requests it. Any such request should be addressed to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Communications with the Board of Directors

Our stockholders or other interested parties may communicate with our Board, a committee of our Board or one or more directors by sending a letter addressed to the Board, a committee of our Board or one or more directors to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. All communications will be compiled by our Corporate Secretary and forwarded to the Board, the committee or the director, as appropriate.

Director Nominations, Board Refresh and Succession Planning

The Nominating Committee is charged with identifying, reviewing and recommending to the Board qualified individuals to become directors and regularly assessing the size and composition of the Board and recommending any changes to the Board. The Nominating Committee also engages in succession planning for the Board and key leadership roles on the Board and its committees.

The Nominating Committee reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In conducting this assessment, the Nominating Committee considers diversity, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capabilities. This periodic assessment enables the Board to update the skills and experience it seeks in the Board, as a whole and in individual directors, as the Company's needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. From time to time, while identifying director candidates, the Nominating Committee may establish specific skills and experience that it believes the Company should seek to constitute a balanced and effective Board.

It is our belief that members of the Board should have the highest professional and personal ethics and values. We believe that the Board should be comprised of individuals who are committed to enhancing stockholder value with sufficient time to effectively carry out their duties. While all directors should possess business acumen, the Board endeavors to include an array of targeted skills and experience in its overall composition. Criteria that the Nominating Committee looks for in director candidates include business experience and skills, judgment, integrity, an understanding of such areas as finance, marketing, regulation, end markets and public policy and the absence of potential conflicts with the Company's interests. In particular, the Nominating Committee seeks candidates that have the following key skills and experience, each of which it is views as particularly important:

  •
  senior leadership experience,

  •
  industry experience,

  •
  public company experience,

  •
  financial expertise,

  •
  government/regulatory expertise, and

  •
  international expertise.

The Nominating Committee believes that it is essential that Board members represent diverse viewpoints and backgrounds.

Our Nominating Committee will consider stockholder nominations for directors. The Nominating Committee evaluates any such nominees that are properly submitted using the same criteria it otherwise employs, as described in our Corporate Governance Guidelines. Any recommendation submitted by a stockholder must include the same information concerning the potential candidate as is required when a stockholder wishes to nominate a candidate directly. In addition, any such recommendation must be received in the same time frame as is required by our Bylaws when a stockholder wishes to nominate a candidate directly. To be timely, the notice must be received by the close of business no fewer than 90 and no more than 120 days prior to the date of the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 30 days after such anniversary date, or no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received no more than 120 days prior to the date of the annual meeting and not less than the later of the close of business (a) 90 days prior to the date of the annual meeting and (b) on the 10th day following the day on which public announcement of the date of such meeting was first made by the Company.

To be in proper form, the notice must, as to each person whom the stockholder proposes to nominate for election or re-election as a director, set forth all information concerning such person as would be required in a proxy statement soliciting proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and all written and signed representations and all completed and signed questionnaires required pursuant to our Bylaws. In addition, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, the notice must also state the name and address, as they appear on the Company's books, of such stockholder and such beneficial owner and the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder and such beneficial owner.

As to the stockholder giving the notice, or if the notice is on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner, and if such beneficial owner is an entity, as to each control person of such entity, the notice must state the class or series and number of shares of the Company that are owned of record and beneficially by such stockholder or beneficial owner and by any control person, a description of any agreement, arrangement or understanding with respect to the nomination between such stockholder or beneficial owner and any other person and by any control person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) of the Exchange Act, and a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Company's capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Company. Stockholders who wish to nominate candidates for director must do so pursuant to these procedures.

Board Self-Assessment

The Nominating Committee facilitates an annual assessment of the performance of the Board and its committees and coordinates reports of the annual results to the full Board for discussions. The Nominating Committee also recommends changes to improve the Board and its committees. In 2018, the Nominating

Committee engaged an outside law firm to conduct confidential interviews with each director to obtain input on the performance of the Board, its committees and each director individually.

Director Attendance at Annual Meetings

AECOM's policy is for directors to attend our annual meetings of stockholders unless there are extenuating circumstances. All of the members of our Board of Directors attended the 2019 Annual Meeting.

Director Compensation

Information regarding the compensation of our non-employee directors is discussed below in "DIRECTORS' COMPENSATION FOR FISCAL YEAR 2019."

Director Retirement Policy

Our Corporate Governance Guidelines provide that unless otherwise recommended by the Nominating Committee and approved by the Board, directors are expected to retire from the Board at the end of the term of service during which they turn 75 years of age.

Related Party Transaction Policy

We have adopted a written related party transaction policy, which covers transactions in excess of $100,000 between the Company and our directors, executive officers, 5% or greater stockholders and parties related to the foregoing, such as immediate family members and entities they control. The policy requires that any such transaction be considered and approved by our Audit Committee. In reviewing such transactions, the policy requires the Audit Committee to consider all of the relevant facts and circumstances available to the Audit Committee, including (if applicable) but not limited to the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to unrelated third parties or employees generally.

Under the policy, if we should discover related party transactions that have not been approved, the Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Certain Relationships and Related Transactions

Mr. Tishman, a member of our Board, owns a substantial equity interest in, and has certain management rights with respect to an unaffiliated company which is party to a Shared Services Agreement (the "Services Agreement"), dated July 14, 2010, with our wholly owned subsidiary. Pursuant to the Services Agreement, the parties provide certain support services in exchange for fees based on an annual budget. In fiscal year 2019, the unaffiliated company associated with Mr. Tishman paid approximately $3,271 in fees from our wholly owned subsidiary pursuant to the Services Agreement.

The unaffiliated company associated with Mr. Tishman and our wholly owned subsidiary are also parties to an Occupancy Agreement (the "Occupancy Agreement"), dated July 14, 2010, pursuant to which the unaffiliated company associated with Mr. Tishman pays our wholly owned subsidiary a portion of the rent for office space in New York City in exchange for the right to use and occupy a portion of such space. In fiscal year 2019, our wholly owned subsidiary received approximately $1,682,272 in rent from the unaffiliated company associated with Mr. Tishman per the Occupancy Agreement.

Mr. Tishman has an agreement with AECOM for reimbursement of private air travel for AECOM-related business travel to a company owned by Mr. Tishman. In fiscal year 2019, this amount was $141,037. In addition, Mr. Tishman is an indirect owner of an unaffiliated real estate development project company that engaged an AECOM affiliate to perform pre-construction and construction management services totaling $2,530,937 and an indirect owner of an unaffiliated hotel property company that procured $5,607,666 of risk management services and insurance coverage through an AECOM affiliated insurance captive in fiscal year 2019.

On November 27, 2019, Carla Christofferson, who served as our Executive Vice President and Chief Legal Officer during fiscal year 2019, entered into a settlement agreement with AECOM regarding certain employment-related claims, pursuant to which AECOM paid Ms. Christofferson $2,308,714. The agreement provided for a mutual release of claims.

In fiscal year 2020, we reimbursed Starboard $175,000 for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with Starboard's involvement with AECOM before the date of the Starboard Agreement.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are subject to stock ownership guidelines, which are intended to align their interests with those of our stockholders. Under the guidelines, our non-employee directors must maintain ownership of AECOM stock at a multiple of five times the annual retainer by the end of the fiscal year following the fifth anniversary of the director's initial appointment to the Board. The minimum number of shares guideline is updated annually based on the current cash retainer ($100,000) and the 12-month trailing average AECOM stock price. Shares owned directly or indirectly, the value of vested but unexercised stock options and unvested restricted stock are counted toward the guidelines. The following table outlines the ownership of our non-employee directors as of September 30, 2019:

Non-Employee Director	Requirement — Retainer Multiple	Actual — Retainer Multiple

James H. Fordyce	5.0	49.6

Senator William H. Frist	5.0	16.7

Linda Griego	5.0	13.7

Steve Kandarian	5.0	1.7

Dr. Robert J. Routs	5.0	9.8

Clarence T. Schmitz	5.0	10.7

Douglas W. Stotlar	5.0	17.6

Daniel R. Tishman	5.0	39.6

General Janet C. Wolfenbarger	5.0	7.1

Please see the "COMPENSATION DISCUSSION AND ANALYSIS" section for a discussion of the executive stock ownership guidelines applicable to our NEOs.

EXECUTIVE OFFICERS

AECOM's current executive officers are as follows:

Name	Age	Position(s) Held

Michael S. Burke	56	Chairman of the Board and Chief Executive Officer

Sean C.S. Chiao	61	President, Asia Pacific

David Y. Gan	47	Executive Vice President, Chief Legal Officer

Stephen J. Morriss	54	Group President, Design and Consulting Services — Americas (DCSA)

Lara Poloni	51	Chief Executive, EMEA

W. Troy Rudd	55	Executive Vice President, Chief Financial Officer

John C. Vollmer	62	Group President, Management Services

Randall A. Wotring	63	Chief Operating Officer

The following section sets forth certain background information regarding those persons currently serving as executive officers of AECOM:

Michael S. Burke was appointed Chief Executive Officer of the Company and was elected to the Board in March 2014. In March 2015, Mr. Burke was appointed Chairman of the Board; see also the section entitled "CORPORATE GOVERNANCE — BOARD LEADERSHIP STRUCTURE." He previously served as President of AECOM from October 2011 to March 2014, Chief Financial Officer from December 2006 to September 2011 and Executive Vice President from May 2006 to September 2011. He also served as Chief Corporate Officer from May 2006 to January 2009. Mr. Burke joined AECOM as Senior Vice President, Corporate Strategy, in October 2005. From 1990 to 2005, Mr. Burke was with the accounting firm KPMG LLP. He served in various senior leadership positions, including as a Western Area Managing Partner from 2002 to 2005 and as a member of KPMG LLP's Board of Directors from 2000 through 2005. While on the KPMG Board of Directors, Mr. Burke served as the Chairman of the Board Process and Governance Committee and was a member of the Audit and Finance Committee. Mr. Burke currently serves as a director at Archer-Daniels-Midland Company and on the Board of Directors for Children's Bureau, which helps at-risk children through state-of-the-art child abuse prevention and treatment services. Mr. Burke is also chair of the US Business Roundtable's Infrastructure Committee. Additionally, he served on the Board of Directors of Rentech Nitrogen Partners L.P. and Rentech Inc. until April 2016 and June 2017, respectively, as well as on the Board of Directors for LA 2028, the committee responsible for bringing the 2028 Olympic and Paralympic Games to Los Angeles.

Sean C.S. Chiao was appointed President, Asia Pacific ("APAC") in October 2014. He previously served as Chief Executive of Buildings + Places, Asia Pacific from October 2013 to September 2014 and Chief Executive of China from October 2012 to September 2013. Mr. Chiao joined AECOM in October 2009 as Executive Vice President of China in October 2009. He served from 1997 onward as Regional Chair of a legacy design and planning firm, EDAW, which merged with the Company in 2009. Mr. Chiao is also a member of Harvard University's Master in Design Engineering External Advisory Board as well as University of Southern California's Board of Advisors for the American Academy in China.

David Y. Gan was appointed Executive Vice President, Chief Legal Officer in November 2019. He previously served as Deputy General Counsel, AECOM and General Counsel, AECOM Capital. Prior to joining AECOM in 2006, Mr. Gan was a corporate and securities lawyer at Mayer Brown LLP in Los Angeles and Wilson Sonsini Goodrich & Rosati, P.C. in Palo Alto. Mr. Gan has also served on the boards of nonprofit organizations, including the Ketchum-Downtown Los Angeles YMCA.

Stephen J. Morriss was appointed Group President, Design and Consulting Services — Americas in October 2017 and was previously Chief Executive of Europe, Middle East, India and Africa ("EMIA"). Previously, Mr. Morriss served as President and Chief Executive of AECOM's EMIA geography. He joined AECOM in January 2011 from Mouchel where he served as Managing Director of Government and Business Services and

has also held senior executive roles with Serco PLC and WS Atkins. Mr. Morriss also served in the Royal Engineers and Royal Marines Reserve.

Lara Poloni was appointed Chief Executive of Europe, Middle East, India and Africa (EMIA) in October 2017. EMIA was reorganized in October 2018 to Europe, Middle East and Africa ("EMEA"). Ms. Poloni previously served as Chief Executive of Australia New Zealand (ANZ) from July 2014 to September 2017, Managing Director of the Southern Australian Region from June 2012 to June 2014, Managing Director of Environment ANZ from 2009 to 2012 and Group Leader of Transportation VicSA from October 2006 to July 2009. Prior to joining AECOM, Ms. Poloni worked in the planning, assessment and development of major infrastructure in the transport, energy and telecommunications sectors, serving as Group Manager of Planning and Environment for civil engineering firm Maunsell from January 2002 to September 2006. She was also previously a Board Member of Infrastructure Partnerships Australia.

W. Troy Rudd was appointed Executive Vice President and Chief Financial Officer in October 2015. He previously served as Chief Operating Officer, Design Consulting Services ("DCS") Americas and Chief Financial Officer, DCS Global from November 2014 to October 2015. He also served as Senior Vice President, Corporate Finance and Treasurer from 2012 until October 2015. Mr. Rudd joined AECOM in 2009 as Vice President, Financial Planning and Analysis. Prior to joining AECOM, he spent 10 years as a partner with KPMG LLP, where he held various leadership roles.

John C. Vollmer was appointed Group President, Management Services ("MS") in September 2016. Mr. Vollmer joined AECOM from URS Corporation, where he was the Executive Vice President of Operations for URS Federal Services. Mr. Vollmer has more than 35 years of experience working with military and other Federal agency markets providing waste management, nuclear operations, Information Technology, communications, and command and control solutions worldwide.

On October 12, 2019, the Company entered into a purchase and sale agreement with Maverick Purchaser Sub, LLC, an affiliate of American Securities LLC and Lindsay Goldberg LLC, pursuant to, and subject to the terms and conditions of which, the Company agreed to divest its Management Services business (the "Management Services Sale"). The Company expects that if and when the Management Services Sale is consummated, John C. Vollmer will no longer serve as an executive officer of the Company.

Randall A. Wotring was appointed Chief Operating Officer in July 2017. Previously, Mr. Wotring served as President of Technical and Operational Services since July 2016 and Group President, Management Services and President of URS' Federal Services business since November 2004. After joining an affiliate of URS in 1981, Mr. Wotring held various leadership positions, including managing the day-to-day operations of the Engineering and Technical Services Group within the URS Federal Services business. He also served as a member of the URS Management Committee and Risk Management Committee. Mr. Wotring is a founding member and currently serves on the Board of Directors of TimkenSteel.

COMPENSATION DISCUSSION AND ANALYSIS

Why approve our Say-on-Pay proposal?

✓

2019 executive pay aligned with the strength of our financial performance and stock outperformance

✓

Design and rigor further strengthened for 2020 to support strategic and financial objectives and reward performance that results in stockholder value creation

1	Pillars of our Executive Pay Program	Market Competitive: Assessed NEO target pay levels against market compensation benchmarks prepared by our independent board consultant

Supports Strategy: Incentive metrics designed to drive achievement of long-term strategic objectives

Performance-Based: Imposed performance conditions on the majority of our NEOs' compensation

Rigorous Goals: Required performance that met investor guidance and/or outperformed our industry for target payout on incentives

Stockholder Alignment: NEO financial interests aligned with those of our stockholders with long-term equity awards comprising a majority of each NEO's total compensation

2	2019 Financial Results	AECOM delivered exceptional financial performance in fiscal year 2019, including results that met or exceeded our expectations on nearly every key financial metric:

•

Adjusted EBITDA increased by 13%, which exceeded the mid-point of the Company's guidance

•

Free cash flow was near record highs, including a record fourth quarter performance that was 50% higher than the Company's prior record

•

Transformational restructuring resulted in record high adjusted operating margins in the DCS business segment, which marked a 120 basis point improvement from the prior year, and guidance for further increases in fiscal 2020 that would mark a 210 basis point improvement from fiscal 2018

•

Adjusted EPS of $2.75, at the midpoint of guidance, a 3% increase over the prior year; however, US GAAP EPS decreased to ($1.66) after a $588 million non-cash impairment to goodwill

•

As a result of this strong performance, total stockholder return of 15.0% outperformed the S&P 500 index by double-digits

3	2019 NEO Pay	Base Salary: No increase for CEO and 2% — 10% for other NEOs

Annual Incentives: Payout for CEO at 122.7% of target and, for other NEOs, from 110% to 164%, consistent with strong financial performance achieved in fiscal year 2019

Long Term Equity Incentives: No increase for CEO and 0% — 10% for other NEOs

4	Compensation Design Changes	2019:

✓

Added three-year ROIC as a performance metric to our long-term incentives

✓

Measured key metrics for long-term incentives on three-year cumulative performance

✓

Eliminated duplicative metrics between the short- and long-term incentive plans

✓

Increased rigor of cash flow goals

2020:

✓

Added Adjusted EBITDA and Operating Margin Percentage as metrics to annual incentives

✓

Added Attributable Free Cash Flow as a metric to our long-term equity incentives

✓

Considered financial metrics and potential volatility related to expected sale of our Management Services business and the disposition and exit of certain at-risk, self-perform construction businesses

Named Executive Officers

This Compensation Discussion and Analysis ("CD&A") section outlines the compensation philosophy and decisions for the following Named Executive Officers, or NEOs as of fiscal year 2019:

Named Executive Officer	Role as of the End of Fiscal Year 2019

Michael S. Burke	Chairman of the Board and Chief Executive Officer

W. Troy Rudd	Executive Vice President, Chief Financial Officer

Randall A. Wotring	Chief Operating Officer

Carla J. Christofferson(1)	Executive Vice President, Chief Legal Officer

Stephen J. Morriss	Group President, Design and Consulting Services — Americas

(1)
Effective November 27, 2019, ceased serving as the Executive Vice President, Chief Legal Officer, see "Separation Agreement — Carla J. Christofferson" for additional information.

Executive Pay Program and Practices

A significant majority of our NEOs' compensation is "performance based" (i.e., subject to the accomplishment of individual and the Company's objectives) and stock based (i.e., aligned with stockholders' interests) as follows:

CEO Pay	Other NEO Pay

The primary elements of our executive pay program support our executive pay philosophy and is directly linked to individual and company performance as follows:

Stockholder Engagement and Executive Compensation Design Changes

Following the 2019 Annual Meeting, in which we received over a majority vote on Say-on-Pay (54%), we further broadened our stockholder outreach. As a result, Compensation Committee directors engaged with stockholders whose combined ownership exceeded 50% of our stock ownership base.

These active and on-going dialogues with our stockholders have resulted in the following changes to our executive pay programs:

What we heard from Stockholders	Our Response	Our Reasoning
Compensation/Organization Committee Outreach
Several large stockholders requested that directors should engage directly with stockholders	✓ Compensation Committee directors have engaged directly with stockholders who collectively own greater than 50% of our total outstanding shares.	Director engagement with stockholders provides further opportunities to align management with stockholders' interests.
Short-Term Incentives (Annual Cash Bonus)
Consistent outperformance against cash flow metrics hasn't resulted in stockholder value creation, suggesting the rigor of the goal should be increased	✓ The Compensation Committee increased the target level of the conversion rate in fiscal year 2019 to further enhance the rigor of the goal.	Increasing the conversion target used to determine the cash flow target further incentivizes cash flow performance that is above the median of peers and achievement at target creates value for stockholders and ensures cash available on-hand for growth, debt-paydowns, and share buybacks.

Absolute financial performance and margins are critical financial measures on which investors evaluate short term financial performance and should be considered in the plans	✓ Revised fiscal year 2020 annual cash bonus metrics now include Adjusted EBITDA and Net Service Revenue (NSR) Operating Margin.	Adjusted EBITDA and adjusted NSR Operating Margin align our goals with key financial measures utilized by stockholders so that management is incentivized to maximize stockholder value.

Long-Term Incentives (Equity Awards)
The equity performance awards vest in three years but certain metrics include three annual performance periods	✓ Revised fiscal year 2019 equity performance awards to replace three, annual performance periods with a single, three-year performance period for all financial metrics.	Three-year cumulative metrics challenges management to focus on long-term value creation and are consistent with the market and best practices.

Incentive plans should support long-term strategy and profitable growth

✓

Revised fiscal year 2019 equity performance awards to add ROIC to reward profitable growth.

✓

Revised fiscal year 2020 short-term incentives to add Adjusted EBITDA and NSR Operating Margin to reward improving the "bottom-line" to drive long-term profitable growth.

We believe ROIC is a strong measure of long-term profitable growth and value creation, and that a company's ROIC is highly correlated with TSR and also eliminates the impact of short-term stock market volatility from compensation outcomes and performance measures.

Free cash flow metrics continued to earn above 100%

✓

Revised fiscal year 2019 free cash flow targets at 100% of adjusted EPS target (increased from 90% for fiscal year 2018 awards) and revised fiscal year 2020 free cash flow to better align with external guidance.

Increasing the conversion target used to determine the cash flow target continues to incentivize and reward cash flow performance that is above the median of peers and ensures management remains focused on delivering industry-leading cash flow and enabling growth, debt paydowns, and share buybacks.

The annual cash bonus and equity performance awards contain duplicative metrics	✓ Revised fiscal year 2019 equity performance awards to remove adjusted EPS. ✓ Revised fiscal year 2020 annual cash bonus metrics to remove Operating Cash Flow Per Share.	We believe that with ROIC and attributable Free Cash Flow in the long-term equity incentive plan and adjusted EBITDA and NSR Operating Margin in the annual cash bonus plan, management is incentivized to maximize stockholder value.

COMPENSATION GOVERNANCE, PROCESS AND DECISIONS

Compensation Process

Compensation decisions are made as part of a year-long review process:

The Compensation Committee, which is composed solely of independent directors, has been authorized to determine and approve compensation for AECOM's executive officers. The Compensation Committee is also responsible for reviewing the compensation for the members of the Company's Board and submits any modifications for approval by the Board.

As part of the annual compensation planning process, the Compensation Committee reviews the NEOs' base salary, as well as short-term and long-term incentive compensation, with a focus on the total reward package. The Compensation Committee looks to AECOM's compensation peer group of companies, as well as the broader market, as a baseline for compensation decisions for NEOs. However, AECOM does not target executive officer compensation at a specific level or percentage relative to compensation provided by the companies in the compensation peer group or broader market. Instead, when determining compensation for executive officers, the Compensation Committee takes into account a broad array of factors, including the experience level of the individuals in their current positions, the overall financial and strategic performance of the Company during the year and the performance and contribution of each executive during the year relative to individual, pre-defined goals and objectives. Differences in compensation levels for our NEOs are driven by the Compensation Committee's assessment, in its judgment, of each of our executive's responsibilities, experience and compensation levels for similar positions at peer companies. Except as otherwise noted in this CD&A, the Compensation Committee's determinations are subjective and the result of business judgment informed by members' experiences, analysis of peer company data, input from the independent consultant, and overall compensation trends.

Each fiscal year, the Compensation Committee:

  •
  Reviews the Company's financial, strategic and operational metrics and goals, compensation peer group and approves the performance objectives of the CEO and other executive officers.

  •
  Approves design changes to the executive compensation program, as applicable.

  •
  Reviews full-year Company financial and strategic performance to understand what was accomplished relative to established objectives.

  •
  Evaluates the CEO's performance in light of the review of Company performance.

  •
  Discusses with the CEO his evaluation of the performance of each of the other executive officers relative to their individual performance objective.

  •
  Determines compensation amounts for the CEO and each of the other executive officers, taking into account:

    –
    Prior year's compensation;

    –
    Performance assessments;

    –
    Market considerations;

    –
    Individual performance and succession planning and retention considerations;

    –
    Input from the Compensation Committee's independent compensation consultant; and

    –
    For the other NEOs, the CEO's recommendations.

  •
  Reviews and approves the grants and payouts of long-term incentive equity awards.

With respect to the grants of long-term incentive equity awards, a number of factors are taken into account including but not limited to prior year grant size, individual performance, growth in earnings and in eligible employee headcount, the accounting expense, the potential dilutive effects on stockholders and the external competitiveness of individual awards. The Compensation Committee considers market data, including compensation for comparable positions at peer companies, and the strategic importance of a position to determine the long-term incentive equity value to be awarded to each NEO. The dollar value awarded by the Compensation Committee to each NEO is then converted into a specific number of units, based on the fair market value of AECOM common stock on the date of grant.

Compensation/Organization Committee's Independent Compensation Consultant

The Compensation Committee has the authority to retain the services of outside consultants to assist it in performing its responsibilities. The Compensation Committee engaged the services of the consulting firm Exequity LLP. During fiscal year 2019, the consultant provided data on the compensation and relative performance of compensation peer group companies as well as general industry data to the Compensation Committee, made presentations on regulatory and legislative matters affecting executive compensation, provided opinions on the degree to which compensation arrangements are consistent with market practices, and consulted on other compensation matters as needed. Exequity LLP does not provide any additional services to the Company.

The Compensation Committee has assessed the independence of Exequity LLP, considering the following six factors and other factors that it deemed relevant: (1) other services provided to the Company by Exequity LLP, (2) the amount of fees paid by the Company to Exequity LLP as a percentage of Exequity LLP's total revenue, (3) the policies or procedures maintained by Exequity LLP that are designed to prevent conflicts of interest, (4) any business or personal relationships between the individual employees of Exequity LLP involved in the engagement and a member of the Compensation Committee, (5) any AECOM stock owned by Exequity LLP's employees involved in the engagement and (6) any business or personal relationships between our executive officers and Exequity LLP or the employees of Exequity LLP involved in the engagement. Following such assessment, the Compensation Committee concluded that Exequity LLP is independent and that Exequity LLP's work raises no conflicts of interest.

Executive Pay Philosophy

Our executive pay program is designed to support our strategy to deliver industry-leading profitable growth and stockholder value creation. It is underlined by our compensation philosophy that aims to attract and retain the best and brightest in our industry and recognize/reward outstanding achievements that drive long-term profitable growth and stockholder value creation. Under our compensation philosophy, we:

  •
  Provide a competitive compensation package that will allow us to attract, motivate, reward and retain key talent to achieve business objectives.

  •
  Provide incentives that promote sustained short- and long-term financial growth and returns in order to enhance stockholder value.

  •
  Provide a strong pay for performance model, including compensation subject to both individual and Company performance conditions.

  •
  Optimize performance without encouraging unreasonable risks or incentivizing behavior that would be reasonably likely to result in a material adverse effect on the Company.

  •
  Address stockholder dilution concerns by being mindful of the potential dilutive effect of our long-term incentive program.

Assessing Competitive Practice

As part of its due diligence when making compensation decisions, the Compensation Committee examines pay data for a group of companies to stay current with market pay practices and trends and to understand the competitiveness of the Company's total compensation and its components of pay.

Compensation peer group data is also supplemented with broader market survey data from the Aon Hewitt U.S. Total Compensation Executive survey. The Compensation Committee uses the compensation peer group and market survey data for informational purposes. The Company does not target a specific percentile or make significant pay decisions based on market data alone. The Compensation Committee considers Company performance as well as the level of responsibility, experience and tenure of the individual and performance in the role.

Fiscal Year 2019 Compensation Peer Group

Our compensation peer group not only includes engineering & construction and defense companies, but also companies in other industries that the Compensation Committee considered to be of similar size, international presence and complexity. The Compensation Committee, when developing the compensation peer group, identified its competitors for talent and considered other various measures of size, scope and complexity, such as industry, sales, net income, market capitalization and enterprise value. In fiscal year 2019, the Compensation Committee updated the Company's compensation peer group to replace Accenture Plc with DXC Technology since DXC Technology is a competitor for talent as a technical service provider.

Baker Hughes	General Dynamics	Northrop Grumman

Chicago Bridge & Iron Company N.V.	Halliburton	PACCAR

Cognizant Technology Solutions	Illinois Tool Works	Parker-Hannifin

Cummins	Jacobs Engineering Group	Raytheon

DXC Technology	KBR	Xerox

EMCOR Group	L3 Technologies

Fluor	Leidos Holdings

Fiscal Year 2020 Compensation Peer Group

In fiscal year 2020, in light of the expected sale of the Management Services business segment and exit from that business along with the projected financial make-up of the Company going forward after the sale, the Compensation Committee further updated the Company's compensation peer group to replace General Dynamics, Halliburton, L3 Technologies, Northrop Grumman, and Raytheon with Mastec, Quanta Services, and Textron. As such, the fiscal year 2020 Compensation Peer Group will continue to be size appropriate and reflective of the Company following the sale of the Management Services business segment.

Performance Measures

AECOM used specific measures to drive and reward performance in fiscal year 2019:

  •
  Earnings and Profitability (measured by Adjusted Earnings Per Share for Corporate NEOs and pre-variable compensation EBITA for operating NEOs);

  •
  Return on Invested Capital; and

  •
  Cash Flow (measured by Operating Cash Flow Per Share and Free Cash Flow per share).

In fiscal year 2019, the Compensation Committee approved a pre-determined framework of adjustments to our financial results for our short-term and long-term incentive plans to ensure our executive compensation is aligned with our business performance. Generally, these adjustments may include unusual items, both positive and negative, that are inconsistent with the assumptions reflected in our financial plans. These adjustments under our formulaic framework may vary from year to year.

While our reported financial results are made according to GAAP for fiscal year 2019, the Compensation Committee concluded that for the purposes of our short-term incentive and long-term incentive equity awards, it is appropriate to use certain Non-GAAP measures which have been reconciled to their GAAP equivalent, see Annex B, Reconciliation of Non-GAAP Items.

Elements of our Named Executive Officer Compensation

For fiscal year 2019, our CEO target pay remained flat while the other NEOs' target pay slightly increased as shown in the following:

The following is a discussion of the primary elements of fiscal year 2019 compensation for each of our NEOs.

Base Salaries

Our Compensation Committee adjusts base salaries in connection with its periodic review considering the NEOs' performances, any change in responsibilities, and competitive talent market conditions. The following sets forth the fiscal year 2019 base salary increases for each NEO:

NEOs	2018(1)	2019(1)	% Change

Michael S. Burke	$1,500,000	$1,500,000	0.0%

W. Troy Rudd	$635,000	$700,000	10.2%

Randall A. Wotring	$800,000	$850,000	6.3%

Carla J. Christofferson	$625,000	$650,000	4.0%

Stephen J. Morriss	$625,000	$640,000	2.4%

(1)
Salary increase, if any, effective January 2018 and 2019 with the beginning of the calendar year. Salaries disclosed in the "SUMMARY COMPENSATION TABLE" reflect actual amounts paid in the respective fiscal year.

The Compensation Committee believes that our NEOs' base salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.

Annual Incentives

Our Compensation Committee establishes annually a short-term incentive award opportunity to be paid to each NEO upon achieving certain individual and company performance goals under the Executive Incentive Plan ("EIP"). For fiscal year 2019, the Compensation Committee approved the following targets for the NEOs:

	2018		2019

Annual Target Incentives (NEOs)	%	$	%	$

Michael S. Burke	165%	$2,475,000	165%	$2,475,000

W. Troy Rudd	100%	$635,000	100%	$700,000

Randall A. Wotring	100%	$800,000	100%	$850,000

Carla J. Christofferson	100%	$625,000	100%	$650,000

Stephen J. Morriss	100%	$625,000	100%	$640,000

For fiscal year 2019, the Compensation Committee approved the following performance measures for our NEOs to support its strategy for long-term profitable growth and stockholder value creation:

Performance Metrics

Corporate Leaders	Operating Group Presidents	Why Selected
Adjusted Earnings Per Share ("Adj. EPS")	Pre-Variable Compensation ("Pre-VC") EBITA	Adjusted EPS and Pre-VC EBITA incentivizes a focus on profitability
Adjusted EPS focuses on overall earnings on a per share basis to align with stockholder interests
Pre-VC EBITA focuses on the "bottom-line" at the operating group levels
Operating Cash Flow Per Share ("OCFPS")	Operating Cash Flow ("OCF")	Cash flow incentivizes disciplined growth and risk management, operational efficiency and working capital management
Per share for Corporate metrics incentivize capital discipline and align with performance of our stockholders
Key Performance Indicator ("KPI") Assessment		Encourages focus on the achievement of the Company's non-financial strategic objectives included in the Company's strategic plan

The Compensation Committee reviews the financial, strategic and operational goals of the Company's annual financial plan when determining the financial targets for its NEOs. Financial performance goal setting is built upon a rigorous, bottom-up financial planning process across the entire organization.

Earnings Metrics Consistent with Financial Guidance

For fiscal year 2019, the adjusted EPS target for the NEOs' annual cash bonus award was consistent with the Company's 2019 financial plan and consistent with financial guidance presented to investors.

Increased Rigor of Operating Cash Flow Per Share Goals

For fiscal year 2019, the Compensation Committee increased the rigor of the Free Cash Flow Per Share target by setting target performance at 100% (as opposed to 90%) of its Adjusted Earnings Per Share target, which exceeds the median three-year performance of the E&C industry peers. The Operating Cash Flow Per Share goal is derived by adding capital expenditures per share, net of proceeds from disposals, to the Free Cash Flow Per Share target. As a result, the rigor of the operating cash flow target also increased.

The annual incentive calculation for Messrs. Burke, Rudd and Wotring, is as follows:

For the fiscal year 2019 annual cash bonus, the following details the percentage earned by each NEO:

Michael S. Burke	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	35%	$2.48	$2.70-$2.81	$2.89	$2.75	*	35.0%

Operating Cash Flow Per Share	35%	$3.15	$3.43-$3.57	$3.68	$4.87		70.0%

KPIs	30%						17.7%

Total							122.7%

*
See Annex B, Reconciliation of Non-GAAP Items.

W. Troy Rudd	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	35%	$2.48	$2.70-$2.81	$2.89	$2.75	*	35.0%

Operating Cash Flow Per Share	35%	$3.15	$3.43-$3.57	$3.68	$4.87		70.0%

KPIs	30%						59.3%

Total							164.3%

*
See Annex B, Reconciliation of Non-GAAP Items.

Randall A. Wotring	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	35%	$2.48	$2.70-$2.81	$2.89	$2.75	*	35.0%

Operating Cash Flow Per Share	35%	$3.15	$3.43-$3.57	$3.68	$4.87		70.0%

KPIs	30%						30.3%

Total							135.3%

*
See Annex B, Reconciliation of Non-GAAP Items

Carla J. Christofferson	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Actual Amount($)		Earned Percentage

Adjusted EPS	25%	$2.48	$2.70-$2.81	$2.89	$2.75	*	25.0%

Operating Cash Flow Per Share	25%	$3.15	$3.43-$3.57	$3.68	$4.87		50.0%

KPIs	50%						35.0%

Total							110.0%

*
See Annex B, Reconciliation of Non-GAAP Items.

Stephen J. Morriss	Weighting Percentage	Threshold Amount($)	Target Amount($)	Maximum Amount($)	Earned Percentage

Pre-VC EBITA (DCSA)	35%	$402.1	$437.8-$455.7	$508.6	42.0%

Operating Cash Flow (DCSA)	35%	$334.8	$364.6-$379.4	$454.5	55.2%

KPIs	30%				30.1%

Total					127.3%*

*
Pre-established targets are competitively sensitive and are not disclosed. Targets were designed to be challenging to achieve.

In fiscal year 2019, Mr. Morriss also participated in a special incentive program designed to further long-term strategic objectives while simultaneously driving above plan performance on DCSA Pre-VC EBITA and Operating Cash Flow performance. Under this program, Mr. Morriss received $175,000 in fiscal 2019.

Key Performance Indicator ("KPI") Assessment

With respect to each of our NEOs, the KPI assessment captures strategic objectives that are part of the Company's strategic plan. Areas of focus for fiscal year 2019 included Technology, Innovation, Operational Excellence, and an Engaged and Enabled Workforce.

NEOs	Achievements

Michael S. Burke	Delivery of Company Financial Plan:
– Total stockholder return of 15.0%, outperforming the S&P 500.
– $27.5 billion in wins resulting in $60 billion in backlog of expected future revenue, a 11% year-over-year increase.

–

Significant progress in executing long-term strategic objectives by reducing risk, simplifying operating structure and increasing margins through SG&A, divestitures and resolute focus on higher-margin, lower-risk professional services.

– Delivered increased adjusted margins as a result of a substantial reduction in G&A and ongoing actions to increase efficiencies through greater use of best cost design and shared services centers.
– Sale of the Management Services business segment at a price of $2.4 billion subject to customary cash, debt and working capital adjustments.
Engaged and Enabled Workforce: Launch of high-potential leadership training, implementation of global human resource information system, and overall year-over-year increase in employee engagement.
AECOM Brand Building: Maintained brand leadership in the industry with strong "Share-of-Voice" for AECOM as a whole, for our CEO and our employees.
Technology Innovation: Increased usage and development of digital tools to differentiate AECOM in the market.

W. Troy Rudd	Delivered the FY19 financial results meeting or exceeding all key metrics including 13% adjusted EBITDA growth, DCS adjusted operating margins exceeding 7% and near record full year free cash flow including $779 million of free cash flow in Q4. Drove margin improvement or G&A reduction through the utilization global shared services. Drove the execution of expected plans to divest or exit businesses as part of AECOM's transformation to a professional services company.

Randall A. Wotring	Decrease in turnover of top performers, identified and drove top pursuits across the company with a particular focus on Global Aviation and Emergency Response teams; increased utilization of global design centers; drive margin improvement across the business, with focus on SG&A, identified and accelerated fiscal year 2020 savings while creating more optimal future G&A organizational structure; and implemented client listening program on strategic accounts.

Carla J. Christofferson	Implemented 2-factor authentication; reduced malicious/harmful emails; and exceeded industry safety standards of total recordable incident rate.

Stephen J. Morriss	Developed a strong leadership team with greater emphasis on talent development; excellence in safety and ethics; achieved backlog and organic revenue growth; increased utilization of global design centers, and delivered on operational improvement and savings.

Fiscal Year 2020 Annual Incentives Design

Expected near-term financial impacts from recent and expected strategic actions to transform into a higher returning and lower risk Professional Services business triggered a review of the plan design for 2020 to ensure the design is adjusted to best measure the financial performance of the Company. Specifically, we announced the sale of our Management Services business segment in October 2019. The sale is expected to close in the second quarter of fiscal year 2020 and is expected to result in substantial proceeds for debt reduction and stock repurchases, the timing and size of which are inherently unpredictable and subject to market fluctuations. In addition, we expect to exit certain at-risk, self-perform construction businesses during the course of fiscal year 2020. Because the timing and value of these transactions are difficult to predict, the Compensation Committee determined that fiscal year 2020 metrics will evaluate the performance of the Professional Service business. To ensure management performance reflects the performance of the entire enterprise, KPI's will measure the financial and strategic outcomes associated with planned and actual dispositions exits of Management Services and at-risk self perform construction businesses and the elimination of corporate costs associated with these businesses at sale or disposition. Accordingly, the Compensation Committee adopted the following fiscal year 2020 performance metrics for certain NEOs:

	2019	2020	Rationale

Corporate Performance Metrics	Adjusted EPS OCF Per Share	Professional Services[1] Adjusted EBITDA[2] Professional Services[1] Adjusted Operating Margin Percent[3]

–

Responsive to stockholder feedback to focus incentives on the metrics on which investors measure short term financial performance

–

Aligns with key performance measures that investors use to measure performance

–

Reflective of the on-going Professional Service businesses

1
Defined as AECOM Enterprise less the Management Services business segment and at-risk, self-perform construction businesses to be sold; however, if the Management Services sale does not close in fiscal year 2020, the scope resets to AECOM Enterprise less at-risk, self-perform construction businesses.

2
Defined as Net Income attributable to AECOM before income tax expense (benefit), interest expense, interest income, depreciation and amortization expense, excluding acquisition and integration-related items, transaction-related expenses, financial impacts associated with expected and actual dispositions of non-core businesses and assets, and transformational restructuring related expenses.

3
Defined as Adjusted Operating Income divided by Net Service Revenue. Adjusted Operating Income is defined as income from operations excluding acquisition and integration-related items, transaction-related expenses, financial impacts associated with expected and actual dispositions of non-core businesses and assets, amortization of intangible assets, and transformational restructuring related expenses. Net Service Revenue is defined as revenue less other direct costs.

Long-Term Incentives

Long-term incentive equity awards not only serve to retain our NEO but also align our NEOs' interests with those of our stockholders by linking the final value to AECOM's stock price and, for PEP awards, being subject to performance metrics that drive our long-term strategic objectives to build sustainable profitable growth and stockholder value.

Long-Term Incentive Award

As part of its review of fiscal year 2019 performance, the Compensation Committee analyzed the role and responsibilities of each NEO, including their past and current performance history, and prevailing market practices with respect to our compensation peer group and across industries. Based on these factors (as well as taking into consideration the Compensation Committee's collective experience regarding appropriate annual equity grant levels), the Compensation Committee approved the following equity awards in fiscal year 2019:

NEOs	2018(1)	2019	Percent Change

Michael S. Burke	$11,000,000	$11,000,000	0.0%

W. Troy Rudd	$2,000,000	$2,200,000	10.0%

Randall A. Wotring	$2,500,000	$2,750,000	10.0%

Carla J. Christofferson	$1,500,000	$1,500,000	0.0%

Stephen J. Morriss	$1,000,000	$1,000,000	0.0%

1
Reflects the grant value approved by the Compensation Committee before any adjustments for US accounting rules on relative TSR awards.

For fiscal year 2019, each NEO's long-term incentive equity award was comprised of the following:

Type	Weighting Percentage	Performance Measures and Vesting Requirements

PEP	60%	Metrics: – 50% to vest based on 3-year average ROIC achievements – 50% to vest based on 3-year cumulative Free Cash Flow Per Share achievements

RSU	40%	Continued services over 3-years

Fiscal Year 2019 Goal Setting

For ROIC, the target was based on a holistic approach considering multiple factors. Key factors included (1) the Company's 2019 financial plan and financial guidance presented to investors including forecasts for EBITDA and EBITDA growth rates; (2) the expected stock price performance and market cap creation if we achieved our goals; (3) improvement over the current trailing 3 year average ROIC performance; (4) continued improvement over the life of the plan; (5) returns measured against a reasonable estimate of our weighted average cost of capital; and (6) the performance and goals of our peers, where publicly available.

For Free Cash Flow (FCF) Per Share, the Compensation Committee increased the rigor of the goals by setting target performance at 100% (as opposed to 90% conversion) of its Adjusted Earnings Per Share target. Target performance at 100% conversion exceeds the three-year median performance of the E&C industry.

Fiscal Years 2019 and 2020 Long-Term Incentive Design Changes

As there was a strategic objective to emphasize profitable growth in the long-term, the Compensation Committee updated the long-term incentive plan design as follows for fiscal year 2019:

	2018	2019	Rationale

Performance Metrics	Adjusted EPS FCF Per Share Relative TSR	ROIC FCF Per Share

–

ROIC is strong measure of long-term profitable growth and highly correlated with TSR.

–

ROIC is superior to TSR as an incentive metric by focusing attention on driving earnings growth and working capital efficiencies while eliminating the impact of short-term stock market volatility from compensation outcomes and performance measures.

–

FCF Per Share continues to be a strong indicator of disciplined growth, risk management, and operational efficiency.

Performance Periods	Adj. EPS / FCF Per Share: Three annual performance periods Relative TSR: One three-year performance period	All metrics — One three-year performance period	– Cumulative three-year performance period provides a better measure of long-term performance and achievement against long-term strategic objectives.

We announced the sale of our Management Services business in October 2019 and our Compensation Committee adopted the following performance metrics for PEP2020 to best measure financial performance against goals as we undergo transformation into a Professional Service business:

	2019	2020	Rationale

Performance Metrics	1. ROIC 2. FCF Per Share	1. Professional Services[1] ROIC[2] 2. Professional Service[1] Attributable FCF[3]

–

Measured on an absolute basis vs. per share previously, eliminating potential large variances resulting from substantial expected share repurchases with proceeds from the MS sale

–

Attributable basis metrics eliminate performance variances resulting from non-controlling interest cash flow

Performance Periods	All metrics — One three-year performance period	All metrics — One three-year performance period	N/A

1
Defined as AECOM Enterprise less the Management Services business segment and at-risk, self-perform construction businesses to be sold; however, if Management Service sale does not close before the end of the performance period, scope resets to AECOM Enterprise less at-risk, self-perform construction businesses.

2
Defined as the 3-Year Average Annual Adjusted NOPAT divided by the 3-Year Average Quarterly Invested Capital. Adjusted NOPAT is the sum of Adjusted Attributable Net Income (as defined for Reg. G earnings) and Adjusted Interest Expense net of Interest Income (tax effected at a normalized 29% rate). Adjusted Net Income is the Net Income Available to Common Stockholders excluding foreign exchange gains/losses on forward contracts related to financing, acquisition and integration related expenses, transaction related expenses, transformational restructuring related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets. Adjusted Interest Expense excludes deferred financing fees. Invested Capital is the sum of the Attributable Shareholders Equity plus Total Debt less Cash and Cash Equivalents. Quarterly Invested Capital is the beginning and ending Invested Capital balance of each respective quarter. Average Quarterly Invested Capital excludes changes to Accumulated Other Comprehensive Loss.

3
Defined as cumulative 3-year cash flow from operations less (i) capital expenditures net of proceeds from disposals and (ii) cash flow from non-controlling interests.

PERFORMANCE EARNINGS PROGRAM — 2019 ACHIEVEMENTS AND PAYOUTS

Fiscal Years 2017-2019 (PEP2017)

AECOM's PEP2017 has three one-year performance periods for its financial metrics with a 37.5% weighting for adjusted EPS, a 37.5% weighting for Free Cash Flow Per Share and a 25% weighting for a three-year performance period ending December 14, 2019 for its relative TSR metric. PEP2017 earned 84.3% based on prior fiscal year 2017 and 2018 results and the below fiscal year 2019 and relative TSR performance results. In fiscal year 2019, executive management made a strategic decision to restructure the Company to deliver long-term value to stockholders, which resulted in $95.4 million of transformational restructuring costs. As a result, Year 3 (Fiscal Year 2019) Adjusted EPS paid out at 0% as the target levels were not burdened by the cost of these investments.

Year 3 (Fiscal Year 2019)	Threshold	Target	Maximum	Actual*	Actual %		Actual Payout (%)

Adjusted EPS Growth[1]	(5.0)%	2.0%-5.0%	10.0%	$2.07	(12.7%)[1]		0%

FCF Per Share Growth[2]	(5.0)%	2.0%-5.0%	10.0%	$4.38	45.5%	[2]	200%

Fiscal Year 2017-2019	Threshold	Target	Maximum	Estimate %	Estimated Payout (%)

Total Stockholder Return	25%	50%	75%	11.8%	0%

  *
  See Annex B, Reconciliation of Non-GAAP Items.
  1
  Calculated from $2.37 in fiscal year 2018.
  2
  Calculated from $3.01 which was 200% of Target in fiscal year 2018.

Fiscal Years 2018-2020 (PEP2018)

AECOM's PEP2018 has three one-year performance periods for its financial metrics with a 37.5% weighting for adjusted EPS, a 37.5% weighting for Free Cash Flow Per Share and a 25% weighting for a three-year performance period ending December 14, 2020 for its relative TSR metric. As of September 30, 2019, PEP2018 is estimated to earn 92.6% based on the actual year 1 (fiscal year 2018) financial performance, actual year 2 (fiscal year 2019) financial performance, assuming financial performance at target for year 3 (fiscal year 2020) and cumulative relative TSR performance as of September 30, 2019. Below are the details on year 2 (fiscal year 2019) financial performance and relative TSR for the cumulative two-year period to date. In fiscal year 2019, executive management made a strategic decision to restructure the Company to deliver long-term value to stockholders, which resulted in $95.4 million of transformational restructuring costs. As a result, Year 2 (Fiscal Year 2019) Adjusted EPS earned 0% as the target levels were not burdened by the cost of these investments.

Fiscal 2018-2020	Threshold	Target	Maximum	Actual*	Actual %		Actual Payout (%)

Adjusted EPS Growth[1]	(5.0)%	2.0%-5.0%	10.0%	$2.23	(12.2%)[1]		0%

FCF Per Share Growth[2]	(5.0)%	2.0%-5.0%	10.0%	$4.35	70.6%	[2]	200%

Fiscal Year 2018-2020	Threshold	Target	Maximum	Estimate %	Estimated Payout (%)

Total Stockholder Return	25%	50%	75%	31.3%	25%

  *
  See Annex B, Reconciliation of Non-GAAP Items.
  1
  Calculated from $2.54 in fiscal year 2018.
  2
  Calculated from $2.55 which was 200% of Target in fiscal year 2018.

Fiscal Years 2019-2021 (PEP2019)

For PEP2019, AECOM has transitioned to a single three-year performance period measuring Return on Invested Capital and Free Cash Flow Per Share performance, both equally weighted at 50%. Actual performance results will not be available until after the three-year performance period ends in fiscal year 2021. Additionally, pre-established targets are competitively sensitive and are not disclosed. Targets were designed to be challenging to achieve.

OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Guidelines for Named Executive Officers

NEOs are subject to stock ownership guidelines, which helps to ensure that their interests are aligned with those of stockholders. Under the guidelines, AECOM's CEO is required to maintain ownership of AECOM stock at six times base salary and the other NEOs at three times base salary. The minimum number of shares required to meet the guideline is updated annually based on each executive's salary and the 12-month trailing average AECOM stock price. Shares owned directly and indirectly, unvested PEP units and other restricted stock units and vested stock options/shares are counted toward the guidelines. Executives have five full fiscal years, starting from the date an executive is first subject to the guidelines, to comply.

In fiscal year 2020, the Compensation Committee increased the rigor of meeting the stock ownership guidelines by removing unvested PEP units when calculating the actual salary multiple and as a result our NEOs will be required to hold a greater number of AECOM shares in the future.

The following table outlines the stock ownership of AECOM's NEOs as of September 30, 2019. Each of the NEOs' level of AECOM stock ownership exceeded the applicable guideline levels as of the above date.

Named Executive Officers	Guideline — Salary Multiple	Actual — Salary Multiple

Michael S. Burke	6.0	34.6

W. Troy Rudd	3.0	10.4

Randall A. Wotring	3.0	12.6

Carla J. Christofferson	3.0	6.6

Stephen J. Morriss	3.0	5.5

Benefit, Retirement and Perquisite Programs

To protect the Company's executives' health and well-being, facilitate the operation of the business, assist in the retention of current executives and aid in the recruitment of new executives, AECOM's NEOs are eligible to participate in benefit plans that are available to a substantial amount of all employees, including participation in retirement plans, medical insurance, dental insurance, life insurance and disability insurance programs. Further, the Company offers certain additional benefits only to executive officers and other senior officers, where applicable, which consist of the following:

  •
  Executive Life Insurance.  AECOM provides life insurance coverage for an amount up to $2 million for each NEO.

  •
  Executive Disability Program.  AECOM provides an Executive Disability Program, which offers salary replacement of up to 60% of salary in the event of an executive's disability (maximum $25,000 per month).

  •
  Executive Health Program.  AECOM's CEO became an executive officer prior to the time the plan became frozen to new participants and, as such, is eligible to participate in the U.S. Executive Health Program on an annual basis. This plan provides up to 100% reimbursement for necessary medical, prescription, dental and vision expenses.

  •
  AECOM Executive Deferred Compensation Plan.  A non-qualified deferred compensation plan that enables highly compensated U.S. employees to defer compensation.

  •
  Perquisites.  The Company believes that offering certain limited perquisites, including an executive allowance to offset normal business expenses incurred by the executive in service to the Company, facilitates the operation of AECOM's business and assists in executive retention.

  •
  Security Arrangement.  The Company maintains a comprehensive security program that includes ground and air executive protection that we considered necessary to address our security requirements. In selecting the level and form of protection, we and the Board considered both security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Given the nature of our work across the world, the Company has received evidence of credible threats that we considered when establishing these security requirements.

Pursuant to this Security Arrangement, the Board requires that the CEO use private air travel for purposes of security, rapid availability and communications connectivity. This program is not designed to provide a personal benefit (other than the intended security). If, as a result, the CEO uses private air travel for personal reasons, then the reported amount is calculated at the aggregate incremental cost.

We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists and will continue to revise our security program as appropriate.

Change in Control Provisions, Severance Benefits and Employment Agreements

Effective March 5, 2009, the Company adopted the AECOM Technology Corporation Change in Control Severance Policy for Key Executives. The policy was created to provide severance benefits to key executives and to make certain that those executives would remain focused on stockholder interests in the event of a corporate transaction or in connection with a change in control of the Company.

The policy provides for the following benefits upon termination without Cause or for Good Reason following a Change in Control (as such terms are defined in the policy) ("double trigger" for cash and equity):

  •
  A lump-sum severance payment equal to a multiple (of 2.0 for the CEO and of 1.5 for each of the other NEOs) of the sum of each individual's base salary and average bonus (in general, the average of the bonus paid for the three fiscal years preceding the year of termination);

  •
  Continuation of group health benefits for the number of years equal to the severance multiple;

  •
  Accelerated vesting of all time-vested equity awards, including stock options and restricted stock units;

  •
  Accelerated vesting of performance-based awards, such as PEP awards, with payment based on performance achievement through the date of the change in control; and

  •
  Pro-rata bonus payment during the year of termination.

The policy does not provide a gross-up for excise or other taxes.

The Company also entered into an agreement with Mr. Burke that provides certain severance benefits in the event of an involuntary termination that is not covered by the Change in Control Severance Policy. A summary of the key terms of these agreements, as well as additional details, can be found under the "PAYMENTS AND BENEFITS UPON TERMINATION OR CHANGE IN CONTROL" section of this Proxy Statement.

Clawback Provisions

The Compensation Committee maintains a clawback policy applicable to all current and former Section 16 officers that will apply if there is an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The Company is authorized to recover a portion of any short-term cash and long-term equity incentive awards paid to current or former executive officers during the three full fiscal years prior to the date of the covered event.

Hedging and Anti-Pledging

The Company's insider trading policy prohibits all directors, executive officers (as defined by Section 16 of the Exchange Act) and certain other employees designated as insiders from engaging in any hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, involving Company securities.

In addition, the policy prohibits buying shares on margin and the pledging of Company securities by NEOs except in certain limited circumstances subject to Company approval and demonstration of the NEO's ability to repay the applicable loan without selling such securities.

Tax Treatment

Section 162(m) of the Internal Revenue Code imposes limitations on the deductibility for corporate federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer, chief financial officer and each of the three next most highly compensated executive officers of a public company. Prior to the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, compensation that satisfied conditions set forth under Section 162(m) to qualify as "performance-based compensation" was not subject to the limitation, and the limitation did not apply to compensation paid to the Chief Financial Officer. The Tax Cuts and Jobs Act eliminated the performance-based compensation exception beginning January 1, 2018, but provided a transition rule with respect to remuneration provided pursuant to a written binding contract that was in effect on November 2, 2017 and not materially modified after that date.

We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for "performance-based compensation," the Compensation Committee intends to maintain its commitment to structuring the Company's executive compensation programs in a manner designed to align pay with performance.

REPORT OF THE COMPENSATION/ORGANIZATION
COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted,
Steven A. Kandarian, Chair Peter A. Feld Dr. Robert J. Routs Clarence T. Schmitz

EXECUTIVE COMPENSATION TABLES

The following tables provide information regarding the compensation awarded to or earned during fiscal year ended September 30, 2019, 2018 and 2017 by our NEOs.

Summary Compensation Table for Fiscal Years 2019, 2018 and 2017

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total

Michael S. Burke	2019	$1,500,013	$0	$11,000,000	$3,037,500	$0	$372,728	(4)	$15,910,241
Chairman and CEO	2018	$1,466,357	$0	$11,307,440	$2,475,000	$0	$417,522		$15,666,319
	2017	$1,354,812	$0	$11,394,682	$3,330,315	$0	$503,938		$16,583,747
W. Troy Rudd	2019	$682,395	$0	$2,200,000	$1,150,000	$4,667	$45,228	(5)	$4,082,290
Executive Vice President, Chief	2018	$625,295	$0	$2,055,908	$700,000	$3,124	$54,016		$3,438,343
Financial Officer	2017	$581,167	$0	$1,553,852	$700,000	$2,815	$63,135		$2,900,969
Randall A. Wotring	2019	$836,543	$0	$2,750,000	$1,150,000	$188,698	$22,384	(6)	$4,947,625
Chief Operating Officer	2018	$783,854	$0	$2,569,914	$1,000,000	$0	$22,979		$4,376,747
	2017	$731,925	$20,000	$1,864,591	$1,480,000	$0	$20,750		$4,117,266
Carla J. Christofferson	2019	$643,274	$0	$1,500,043	$715,000	$0	$38,456	(7)	$2,896,773
Executive Vice President,	2018	$618,288	$0	$1,541,941	$600,000	$0	$44,900		$2,805,129
Chief Legal Officer	2017	$578,474	$0	$1,398,464	$700,000	$0	$42,757		$2,719,695
Stephen J. Morriss	2019	$635,962	$175,000	$1,000,038	$815,000	$0	$52,231	(8)	$2,678,231
Group President, DCSA

(1)
Includes any deferrals to AECOM's qualified defined contribution plan and our non-qualified deferred compensation plan. For more information regarding amounts deferred into the non-qualified deferred compensation plan, please refer to the "EXECUTIVE NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2019" table. The fiscal year 2019, fiscal year 2018 and fiscal year 2017 compensation amounts are for a 52-week fiscal year.

(2)
These amounts represent the grant date fair value of the stock awards granted during the applicable fiscal year. With respect to the PEP awards, these amounts represent the value based on the target performance as of the grant date. The value of the PEP2019 awards based on maximum performance is as follows: Mr. Burke — $13,200,000 ($6,600,000 × 200%), Mr. Rudd — $2,640,000 ($1,320,000 × 200%), Mr. Wotring — $3,300,000 ($1,650,000 × 200%), Ms. Christofferson — $1,800,040 ($900,020 × 200%), and Mr. Morriss — $1,200,045 ($600,023 × 200%).

The "GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2019," "OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR END 2019" and the "OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2019" tables include additional information with respect to all awards outstanding as of September 30, 2019.

Each participant who received a PEP2019 award, was awarded a specific number of target units that may be earned by the participant over a cumulative three-year performance period. The future value of these PEP grants is dependent upon the performance of the Company during the applicable performance periods.

Each participant who received a restricted stock unit award in fiscal year 2019 was awarded a specific number of units that will be earned after three years and paid at a future settlement date.

(3)
These amounts represent the annual bonus/short-term incentive compensation earned by the NEOs in their respective fiscal years. See "COMPENSATION DISCUSSION AND ANALYSIS — 2019 ELEMENTS OF OUR NAMED EXECUTIVE COMPENSATION" for a description of this short-term incentive program. These amounts include any deferrals to the Company's qualified defined contribution and non-qualified deferred compensation plan.

(4)
This amount includes a Company match in the AECOM Retirement and Savings Plan ("RSP"), executive life insurance premiums, health and welfare benefit premiums and other medical costs, membership dues, an executive allowance, entertainment, Company-paid charitable match and $260,008 per the Security Arrangement.

(5)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, membership dues, Company-paid parking and entertainment.

(6)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs and travel & entertainment.

(7)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, Company-paid parking, membership dues and Company-paid charitable match.

(8)
This amount includes a Company match in the RSP, executive life insurance premiums, health and welfare benefit premiums and other medical costs, Company-paid parking, membership dues and entertainment and relocation.

Grants of Plan-Based Awards for Fiscal Year 2019

The Compensation Committee typically considers and approves non-equity incentive targets and long-term incentive equity awards in the first quarter of each fiscal year at regular meetings. The following table sets forth information with respect to non-equity incentive targets and long-term incentive equity awards granted to NEOs during fiscal year ended September 30, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock and

Name and Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Max. ($)	Threshold (#)	Target (#)	Max. (#)	Stock/ Units	Option Awards(3)

Michael S. Burke	STI		$0	$2,475,000	$4,950,000	—	—	—	—	$0
Chairman and CEO	PEP	12/17/2018	$0	$0	$0	0	240,000	480,000	—	$6,600,000
	RSU	12/17/2018	$0	$0	$0	—	—	—	160,000	$4,400,000
W. Troy Rudd	STI		$0	$700,000	$1,400,000	—	—	—	—	$0
Executive Vice President,	PEP	12/17/2018	$0	$0	$0	0	48,000	96,000	—	$1,320,000
CFO	RSU	12/17/2018	$0	$0	$0	—	—	—	32,000	$880,000
Randall A. Wotring	STI		$0	$850,000	$1,700,000	—	—	—	—	$0
Chief Operating Officer	PEP	12/17/2018	$0	$0	$0	0	60,000	120,000	—	$1,650,000
	RSU	12/17/2018	$0	$0	$0	—	—	—	40,000	$1,100,000
Carla J. Christofferson	STI		$0	$650,000	$1,300,000	—	—	—	—	$0
Executive Vice President,	PEP	12/17/2018	$0	$0	$0	0	32,728	65,456	—	$900,020
Chief Legal Officer	RSU	12/17/2018	$0	$0	$0	—	—	—	21,819	$600,023
Stephen J. Morriss	STI		$0	$640,000	$1,280,000	—	—	—	—	$0
Group President, DCSA	PEP	12/17/2018	$0	$0	$0	0	21,819	43,638	—	$600,023
	RSU	12/17/2018	$0	$0	$0	—	—	—	14,546	$400,015

(1)
See "COMPENSATION DISCUSSION AND ANALYSIS — 2019 ELEMENTS OF OUR NAMED EXECUTIVE COMPENSATION" for a description of this short-term incentive program.

(2)
The target for the PEP2019 awards was 100% of the granted PEP units. The maximum for the PEP2019 awards was 200% of the granted PEP units.

(3)
The grant date fair value amounts in this column are based on the following calculations:

•
All of the PEP awards subject to financial performance vesting conditions are calculated based upon the number of target PEP units granted multiplied by the common stock price of $27.50 on the day of grant for the awards issued on December 17, 2018. These PEP awards will cliff vest 100% on December 17, 2021, following the close of the three-year vesting period, provided the performance conditions are achieved.

•
All of the annual restricted stock unit awards are calculated based upon the number of restricted stock units granted multiplied by the common stock price of $27.50 on the day of grant for the awards issued on December 17, 2018. These annual restricted stock unit awards will cliff vest 100% on December 17, 2021, following the close of the three-year vesting period.

Outstanding Equity Awards for Fiscal Year 2019

The following table sets forth information with respect to all outstanding long-term incentive equity awards granted to NEOs as of the end of fiscal year ended September 30, 2019.

	Option Award			Stock Award

	Number of Securities Underlying			Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares or Units That Have Not Vested

	Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number (#)(1)	Market Value ($)(2)		Number (#)(3)	Market or Payout Value ($)(4)

Michael S. Burke	127,714	$31.62	3/5/2024	RSU19	160,000	$6,009,600	PEP2019	240,000	$9,014,400
Chairman and CEO				RSU2018	119,145	$4,475,086	PEP2018	165,492	$6,215,877
				RSU2017	115,304	$4,330,818
				RSU2015	51,425	$1,931,523
				PEP2017	145,802	$5,476,320
W. Troy Rudd	N/A	N/A	N/A	RSU2019	32,000	$1,201,920	PEP2019	48,000	$1,802,880
Executive Vice President,				RSU2018	21,663	$813,662	PEP2018	30,089	$1,130,160
Chief Financial Officer				RSU2017	15,724	$590,593
				PEP2017	19,882	$746,774
Randall A. Wotring	N/A	N/A	N/A	RSU2019	40,000	$1,502,400	PEP2019	60,000	$2,253,600
Chief Operating Officer				RSU2018	27,079	$1,017,087	PEP2018	37,612	$1,412,717
				RSU2017	18,868	$708,682
				PEP2017	23,859	$896,128
Carla J. Christofferson	N/A	N/A	N/A	RSU2019	21,819	$819,522	PEP2019	32,728	$1,229,264
Executive Vice President,				RSU2018	16,247	$610,237	PEP2018	22,568	$847,637
Chief Legal Officer				RSU2017	14,151	$531,512
				PEP2017	17,894	$672,112
Stephen J. Morriss	N/A	N/A	N/A	RSU2019	14,546	$546,348	PEP2019	21,819	$819,522
Group President, DCSA				RSU2018	10,832	$406,850	PEP2018	15,045	$565,080
				RSU2017	6,814	$255,934
				PEP2017	8,616	$323,628

(1)
This column represents the number of RSU2019, RSU2018, RSU2017, RSU2015 and PEP2017 awards that were not vested as of September 30, 2019. PEP2017 payment was contingent on continuous employment by the NEOs through December 15, 2019.

(2)
This column represents the number of RSU2019, RSU2018, RSU2017, RSU2015 and PEP2017 awards that were not vested as of September 30, 2019, multiplied by the September 30, 2019, common stock price of $37.56 per share.

(3)
This column represents the number of PEP2018 and PEP2019 units that were not vested as of September 30, 2019. For PEP2018, the number of PEP units is based on estimated performance of 92.6% (based on actual 145.5% for Year 1 financial performance, actual 100% for Year 2 financial performance, assumed 100% for Year 3 financial performance, and assumed 25% for relative TSR performance as of September 30, 2019). For PEP2019, the number of PEP units is based on estimated performance of 100.0%.

(4)
This column represents the number of PEP2019 and PEP2018 units that were not vested as of September 30, 2019, adjusted for estimated PEP performance, multiplied by the September 30, 2019, common stock price of $37.56 per share.

The following table below provides information on the vesting schedules associated with the outstanding long-term incentive equity awards listed above:

Award Type	Vesting Schedule

RSU2019	The RSU cliff vest 100% on December 17, 2021.

RSU2018	The RSU cliff vest 100% on December 15, 2020.

RSU2017	The RSU cliff vest 100% on December 15, 2019.

RSU2015	The RSU cliff vested 100% on November 19, 2019.

PEP2019	The PEP cliff vest 100% on December 17, 2021, subject to satisfaction of performance conditions.

PEP2018	The PEP cliff vest 100% on December 15, 2020, subject to satisfaction of performance conditions.

PEP2017	The PEP cliff vest 100% on December 15, 2019, subject to satisfaction of performance conditions.

Option Exercises and Stock Vested for Fiscal Year 2019

The following table sets forth information with respect to options exercised by and stock awards vested that were held by the NEOs during fiscal year ended September 30, 2019.

	Option Awards		Stock Awards

Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Michael S. Burke	—	—	455,002	$12,921,258
Chairman of the Board and CEO
W. Troy Rudd	—	—	46,125	$1,287,349
Executive Vice President, Chief Financial Officer
Randall A. Wotring	—	—	49,968	$1,394,607
Chief Operating Officer
Carla J. Christofferson	—	—	49,968	$1,394,607
Executive Vice President, Chief Legal Officer
Stephen J. Morriss	—	—	22,561	$629,678
Group President, DCSA

(1)
The values in this column reflect amounts vested from the PEP2016 and RSU2016 awards granted on December 15, 2015. The value of the PEP2016 units is based on units earned at 125% of target and the December 14, 2018 common stock price of $27.91. The value of the RSU2016 units is based on the December 14, 2018 common stock price of $27.91. For Mr. Burke only, the values in this column also include amounts vested from the equity RSU2015 award granted on November 19, 2014, associated with Mr. Burke's promotion to CEO. The value of the RSU2015 award is based on the November 19, 2018 common stock price of $32.23.

Pension Benefits for Fiscal Year 2019

The following table sets forth information with respect to the present value of the accumulated pension benefits for the NEOs during fiscal year ended September 30, 2019. In October 2014, AECOM acquired URS' Federal Services Division (the "Management Services business segment") which maintained a tax-qualified noncontributory defined benefit retirement plan under which certain Management Services business segment employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth.

Name and Principal Position	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)	Payments During Last FY ($)

Randall A. Wotring	URS Federal Services Inc.	33.9167	$1,119,166	$0
Chief Operating Officer	Employees Retirement Plan(2)

(1)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the unit credit method reflecting average salary and service (where applicable) as of fiscal year end 2019. The material assumptions used to determine these liabilities can be located in the notes to our consolidated financial statements found in our Annual Report Form 10-K, except we assumed no pre-retirement decrements and that retirement occurs on the respective plans' earliest unreduced retirement age (or at the end of the 2019 fiscal year, if later).

(2)
URS Federal Services, Inc. Employees Retirement Plan. AECOM Management Services Division (formerly the Federal Services division of URS Corporation) maintains a tax-qualified noncontributory defined benefit retirement plan, under which certain eligible Management Services Division participants employees receive annual retirement benefits at the employee's normal retirement age, which is calculated based on the employee's year of birth. The plan's benefit formula is integrated with Social Security and is based on the participant's years of service for the Company and career average compensation. For purposes of the plan, compensation generally means regular base salary (including deferrals made under our 401(k) plan, Section 125 flexible benefit plan and qualified transportation fringe benefit plan), commissions and severance pay, but excludes bonus, overtime pay, incentive pay reimbursements or other expense allowances or other adjustments, fringe benefits and any other type of special or nonrecurring pay. The employees who were eligible to participate were those employees who were hired by the Management Services Division prior to June 30, 2003, and who were not in a position covered under certain contracts or in a unit of employment covered by a collective bargaining arrangement. Participants become 100% vested in their accrued benefits upon the earlier of (i) five years of service or (ii) attainment of age 45 while employed by the Management Services Division. A participant will receive his normal retirement benefit upon attainment of his normal retirement age, which is based upon the applicable Social Security retirement age (which, for Mr. Wotring, is approximately age 66), unless early retirement benefits are elected within 10 years of normal retirement age for a participant with at least 10 years of service at termination. A participant may postpone the receipt of his normal retirement benefit after attainment of normal retirement age if the participant continues working for the Management Services Division. The plan was frozen effective January 31, 2016.

Executive Nonqualified Deferred Compensation for Fiscal Year 2019

The following table sets forth information with respect to activity in the AECOM Executive Deferred Compensation Plan ("EDCP") during fiscal year ended September 30, 2019. The EDCP is a non-qualified plan that enables eligible employees to defer compensation that they might otherwise have contributed to the tax-qualified RSP. Participants were allowed to defer the same elements of base salary into the EDCP as are allowed to be deferred under the RSP. The EDCP also allowed for sign-on bonuses and annual incentive bonuses to be deferred. Up to 50% of base salary and 100% of any eligible bonus may be deferred into the EDCP. The EDCP offers a fixed rate of return, which will be determined each year.

Name and Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)

W. Troy Rudd	$0	$0	$15,125	$0	$310,764
Executive Vice President, Chief Financial Officer

(1)
Earnings were calculated using the rate of 5.25% and, to the extent exceeding 120% of the Applicable Federal Rate, were included in the Nonqualified Deferred Compensation Earnings column of the "SUMMARY COMPENSATION TABLE".

(2)
Of these balances, the following amount was reported as an executive contribution or earnings above the Applicable Federal Rate in the "SUMMARY COMPENSATION TABLE" in prior year proxy statements: Mr. Rudd — $6,936. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Payments and Benefits Upon Termination or Change in Control

Payments and benefits that would be provided to each NEO in addition to those received by all employees (such as payout of 401(k) balances and paid time off) as a result of certain termination events are set forth in the table below. The amounts shown assume a qualifying termination of employment effective as of the last day of fiscal year ended September 30, 2019.

Change in Control Severance Policy for Key Executives

Pursuant to the AECOM Technology Corporation Change in Control Severance Policy for Key Executives, the NEOs in the table below will receive the following benefits in connection with a Change in Control:

  •
  Upon a Change in Control only ("single trigger"): (i) full-vesting acceleration of equity awards only if the surviving entity does not continue or substitute such awards post-closing and (ii) deemed satisfaction of PEP Award targets based on actual performance through the change in control date and conversion of the earned PEPs to unvested restricted stock units that will continue to vest based on continued employment through the time-based vesting period for the PEPs (generally through December 15 following the end of the PEP performance cycle).

  •
  Upon a termination without Cause or with Good Reason within the period that begins 90 days prior to a Change in Control and ends 24 months following a Change in Control ("double trigger"): (i) full vesting acceleration of all unvested PEP (but based on actual performance through the change in control date), stock option, restricted stock units and other equity awards; (ii) a lump sum cash severance payment equal to a multiple (two times for Chairman and CEO and 1.5 times for other NEOs) of the NEO's base salary and average bonus earned over the three years prior to the year of termination (but including only those years in which the NEO was employed as a Key Executive of the Company); (iii) a pro-rata annual bonus payment, under the annual incentive compensation plan applicable to the executive, for the year in which the double trigger occurs, based upon the number of full months between the beginning of the applicable annual performance period and the executive's last date of employment, based upon the target level of performance and payable when bonuses are otherwise payable to the Company's executives; and (iv) continued health coverage for a number of years equal to the severance multiple (i.e., two years for our Chairman/CEO and 1.5 years for other NEOs).

Additional details regarding the Company's Change in Control Severance Policy for Key Executives are provided below:

  •
  "Cause" means: (i) the commission of an act of fraud or theft against the Company; (ii) conviction (including a guilty plea or plea of nolo contendere) of any felony; (iii) conviction (including a guilty plea or plea of nolo contendere) of any misdemeanor involving moral turpitude which could, in the administrator's opinion, cause material injury to the Company; (iv) a material violation of any material Company policy; (v) willful or repeated non-performance or substandard performance of material duties to the Company that is not cured within 30 days after written notice thereof to the executive; or (vi) violation of any local, state or federal laws, rules or regulations in connection with or during performance of the executive's duties to the Company that could, in the administrator's opinion, cause material injury to the Company, that remains uncured after 30 days' notice thereof.

  •
  "Change in Control" means the consummation of the first to occur of: (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then-outstanding voting securities; (ii) a change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are "incumbent directors" (those directors serving on the date the policy is adopted and any replacements approved by the Board); (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation receive, in exchange for their voting securities of the Company in consummation of such merger or consolidation, securities possessing at least 50% of the total voting power represented by the outstanding voting securities of the surviving entity (or ultimate parent thereof) immediately after such merger or consolidation; or (iv) the sale, lease or other disposition by the Company of all or substantially all of the Company's assets.

  •
  "Good Reason" means a termination of a participant's employment with the Company by the participant, upon 90 days written notice to the Company and after giving the Company 30 days to cure (if curable), if, other than for Cause, any of the following has occurred: (i) any material reduction in the executive's base salary; (ii) a material reduction in the executive's authority, duties or responsibilities; (iii) the material breach by the Company (or any subsidiary) of any written employment agreement covering the executive; or (iv) the transfer of the executive's primary workplace by more than 50 miles from the executive's then-existing primary workplace; provided, however, that in each case, the executive resigns within 30 days after the expiration of the Company's cure period referred to above.

Michael S. Burke Letter Agreements

Pursuant to a letter agreement dated March 6, 2014 between the Company and Mr. Burke, in addition to Mr. Burke's participation in the Company's Change in Control Severance Policy for Key Executives, in the event that his employment is terminated (i) by the Company for any reason other than "Cause" (as defined in the policy) or his death or disability or (ii) by Mr. Burke for "Good Reason" (as defined in the policy), and such termination does not occur within the "protection period" (as defined in the policy) then, the Company will pay to Mr. Burke his accrued compensation, a pro-rata portion of the annual cash incentive award he would have received for the fiscal year in which employment terminates (based on the Company's actual performance over the entire year and the number of full months of actual service during such fiscal year), a lump-sum cash payment equal to two times the sum of his base salary plus the average annual cash incentive award he earned for the three fiscal years preceding the fiscal year in which such termination occurs, twenty-four months of COBRA coverage premiums, and additional vesting of then-outstanding equity awards as follows:

  (a)
  then outstanding PEP awards will remain outstanding and continue to be eligible to vest in accordance with their existing terms (as if you remained employed and based on actual performance through the end of the applicable performance period);

  (b)
  the vesting of 100% of unvested time-based restricted stock units will accelerate upon termination; and

  (c)
  all other outstanding equity-based compensation awards will be treated as set forth in the applicable award agreements.

In addition, in the event of a termination due to Mr. Burke's retirement, notwithstanding anything to the contrary in an award agreement, Mr. Burke will be entitled to full vesting of the then-unvested portion of any outstanding award, as if he had remained employed through the end of each applicable vesting period (and based on actual performance). For this purpose, the letter agreement between the Company and Mr. Burke defines retirement to include Mr. Burke's voluntary termination of employment after attaining the age of 60 or his resignation at any time if the Board determines, in its sole discretion, that an adequate succession is in place and that Mr. Burke and the Board mutually agree that his separation from service is in the best interests of AECOM. Any and all severance payments or benefits provided under the letter agreement are contingent upon the execution of a general release.

On May 8, 2018, the Company entered into an agreement to allow Mr. Burke and his eligible dependents to receive certain post-employment health insurance benefits (the "Amended Letter Agreement"). The Amended Letter Agreement, which updated the terms and conditions of Mr. Burke's post-employment insurance benefits as set forth in the 2014 letter agreement, provides that in the event Mr. Burke is terminated by AECOM for any reason other than Cause, or by Mr. Burke for Good Reason, Retirement or Total and Permanent Disablement (each a "Status Change"), then AECOM shall extend health plan coverage and pay insurance premiums for a period of 24 months to Mr. Burke and his eligible dependents (the "Eligible Dependents"). Health plan coverage will be provided at the expense of Mr. Burke and/or the Eligible Dependents commencing twenty-five months after a Status Change. AECOM's obligation to provide health plan coverage to Mr. Burke and any of the Eligible Dependents will cease when Mr. Burke or any of the Eligible Dependents becomes eligible for comparable health insurance coverage at another employer or any of the Eligible Dependents becomes ineligible for coverage under the Company's health insurance plans.

On November 22, 2019, in connection with previously announced Chief Executive Officer succession, the Company entered into a letter agreement that clarifies that at the time a new Chief Executive Officer is appointed (or, if earlier, the day before the 2020 Annual Meeting), Mr. Burke will cease serving as Chief Executive Officer and resign from all other positions at the Company. At such time, Mr. Burke will be entitled to the separation payments and benefits to which he is entitled on a termination other than for cause consistent with the letter agreements entered into between the Company and Mr. Burke dated March 6, 2014 and May 8, 2018, although the pro rata bonus for the 2020 fiscal year will be based on target bonus opportunity. The form of separation and release agreement that Mr. Burke is required to sign as a condition to receipt of the severance payments and benefits contains certain restrictive covenants, including a prohibition on Mr. Burke soliciting the Company's employees for one year following his date of separation.

Separation Agreement — Carla J. Christofferson

On November 27, 2019, the Company and Carla J. Christofferson mutually agreed that Ms. Christofferson would resign from her position as Executive Vice President and Chief Legal Officer of the Company effective immediately and entered into a separation and release agreement (the "Separation Agreement") that provides that Ms. Christofferson will continue as a non-executive employee of the Company through December 16, 2019, during which period she would receive her annual base salary, benefits and the 2019 annual cash incentive award as determined by the Compensation Committee of the Board of Directors of the Company under the applicable Company plan, and the equity awards granted to her in December of 2016 would vest in the ordinary course on December 15, 2019. Pursuant to the terms of the Separation Agreement, Ms. Christofferson also became entitled to receive (i) a cash severance payment equal to her annual base salary, (ii) a monthly COBRA premium payment for up to twelve months following her separation date and (iii) 41,342 shares of the Company's common stock in respect of certain unvested Company equity awards. The Separation Agreement also includes a general release of claims in favor of the Company, a confidentiality provision and a mutual non-disparagement covenant.

Regular U.S. Severance Policy

Subject to the terms, conditions and limitations of the Company's U.S. severance program, regular full-time and regular part-time fixed-schedule employees are eligible for severance pay if their employment in the U.S. is terminated or their status is converted to part-time for reasons the Company determines, in its discretion, to be severance-qualifying under the following circumstances: lack of work, reorganization or restructuring of a unit or group, reduction in force, or elimination of job or position. Employees who are offered a comparable position with a successor, vendor, contractor, or customer or who decline a reasonable opportunity for an internal transfer are not eligible for severance. The Company retains the right to amend or terminate its severance pay plan at any time without advance notice.

Severance benefits are computed on the basis of the employee's base rate of pay, regular full-time or part-time fixed classification, most recent date of hire and regular work schedule at the time of termination, excluding all other types of compensation, such as overtime, shift differential or other salary uplifts, bonuses, commissions and incentives. NEOs are eligible for 12 weeks of base pay regardless of years of service.

Long-Term Incentive Equity

Pursuant to the terms of each of the restricted stock unit and PEP awards ("Long-Term Incentive Equity" in the tables below) held by our NEOs, upon the date of a termination of the executive's employment as a result of death or disability, all unvested restricted stock unit and PEP awards will vest in full. Disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. Upon the date of a termination of the executive's employment as a result of Retirement, a pro rata vesting portion of then unvested restricted stock unit and PEP awards will vest. The proration will be calculated as a percentage where the denominator is the number of months in the performance cycle of the relevant award and the numerator is the number of whole months from the beginning date of the performance cycle through the date of the executive's termination.

Estimated Potential Payments

Name and Principal Position	Plan Name	Death	Disability	Early Retirement and Voluntary Termination	Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause	Involuntary Termination Upon Change of Control(1)

Michael S. Burke	Long-Term Incentive(2)	$37,837,082	$37,837,082	$37,455,303	$37,455,303	$0	$37,455,303	$37,837,082
Chairman and CEO	Severance Payment	$0	$0	$0	$0	$0	$8,729,210	$8,729,210
	Health and Welfare Benefit	$214,320	$373,677	$373,677	$373,677	$0	$373,677	$373,677
W. Troy Rudd	Long-Term Incentive(2)	$6,355,709	$6,355,709	$0	$0	$0	$0	$6,355,709
Executive Vice	Severance Payment	$0	$0	$0	$0	$0	$161,538	$2,030,000
President,	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$27,675
Randall A. Wotring	URS Federal Services, Inc.	$577,789	$1,186,824	$1,186,824	$1,119,166	$1,186,824	$1,186,824	$1,186,824
Chief Operating	Employees Retirement Plan(3)
Officer	Long-Term Incentive(2)	$7,877,765	$7,877,765	$0	$0	$0	$0	$7,877,765
	Severance Payment	$0	$0	$0	$0	$0	$196,154	$3,125,000
	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$29,697
Carla J. Christofferson	Long-Term Incentive(2)	$4,762,574	$4,762,574	$0	$0	$0	$0	$4,762,574
Executive Vice	Severance Payment	$0	$0	$0	$0	$0	$150,000	$1,912,500
President, Chief	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$22,223
Legal Officer
Stephen J. Morriss	Long-Term Incentive(2)	$2,952,221	$2,952,221	$0	$0	$0	$0	$2,952,221
Group President,	Severance Payment	$0	$0	$0	$0	$0	$147,692	$1,560,000
DCSA	Health and Welfare Benefit	$0	$0	$0	$0	$0	$0	$27,750

(1)
Under the Change in Control Severance Policy in the event that any benefit payable constitutes a "parachute payment" within the meaning of Internal Revenue Code Section 280G and would be subject to excise tax imposed by Section 4999 of the Internal Revenue Code, then payments shall be provided either in full or reduced to an amount in which no portion of the benefits would be subject to excise tax, whichever provides the greatest after-tax benefit. The amounts in the table represent the benefits without consideration of reduction to avoid excise tax and based on assumption of a double-trigger event.

(2)
This row includes the payment of all outstanding RSU2019, RSU2018, RSU2017, RSU2015, PEP2019, PEP2018, and PEP2017 awards upon Retirement, Death and Total and Permanent Disability as applicable for each individual. All calculations in this row are based on the AECOM common stock closing price as of September 30, 2019, which was $37.56 per share.

(3)
Present Value of Accumulated Benefits ($). Liabilities shown in this table are computed using the same material assumptions used to determine the analogous liabilities located in the notes to our consolidated financial statements, except that the values provided are the values had the participant terminated and received immediate benefits as of September 30, 2019.

CEO PAY RATIO

Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the "Regulation", below we provide disclosure of the ratio of our CEO's annual total compensation to that of our median compensated employee.

Total Direct Compensation

CEO	$15,910,241
Median Employee	$80,021

Ratio	199

Global Employee Data Set

To derive our global employee data set, we employed the following methodology and assumptions:

•
Data Source: We used our global human resource system of record to aggregate employee information from our various systems worldwide.

•
Determination Date: Per the Regulation, registrants are allowed to identify a median employee every three years unless there has been a change in employee population or compensation arrangements that would significantly affect the pay ratio. For fiscal year 2019, we have used the same median employee as prior fiscal year who was identified using June 29, 2018, which falls within the last three months of the prior fiscal year, as the determination date.

•
Excluded Employees: As permitted by the 5% de minimus provision of the Regulation, we excluded all employees from each of the following countries:

Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount

Argentina	13	Ethiopia	1	Latvia	18	Romania	132
Bahrain	128	Fiji	5	Liberia	1	Samoa	1
Belarus	26	France	148	Lithuania	5	Slovakia	2
Belgium	41	Georgia	20	Macedonia	4	Solomon Islands	2
Bolivia	6	Ghana	53	Mali	4	South Sudan	16
Bosnia and Herzegovina	11	Greece	25	Mexico	49	Spain	574
Botswana	2	Haiti	3	Monaco	3	Sri Lanka	49
Brazil	111	Indonesia	204	Mozambique	5	Sweden	23
Cambodia	8	Iraq	37	Myanmar	5	Switzerland	12
Chad	1	Ireland	251	Netherlands	71	Taiwan	280
Chile	2	Israel	6	Norway	1	Thailand	166
Colombia	127	Italy	107	Oman	62	Trinidad and Tobago	28
Croatia	5	Japan	72	Palestinian Territories	2	Tunisia	3
Cuba	15	Jordan	3	Panama	30	Turkey	27
Czech Republic	32	Kazakhstan	57	Papua New Guinea	7	Uganda	4
Djibouti	2	Kenya	13	Philippines	218	Ukraine	21
Egypt	1	Korea, Republic of	83	Poland	280	Vietnam	26
El Salvador	3	Kuwait	433	Republic of Moldova	1

Consistently Applied Compensation Measure & Selection of Median Employee

As permitted by SEC rules, we used that same median employee that we used for our fiscal 2018 pay ratio disclosure as we believe there has been no significant change in our employee population or employee compensation arrangements that would impact our pay ratio disclosure. To determine our median compensated employee in fiscal year 2018, we used a Consistently Applied Compensation Measure (CACM). As our CACM, we used Annual Base Compensation, defined as base salary rate taking into account the employee's full-time or part-time status and the employee's scheduled hours of employment, plus any guaranteed 13th month period pay, as of the Determination Date. We exchanged non-U.S. compensation to US dollars applying the same fixed annual exchange rate used in our filed periodic reports.

The SEC's rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTORS' COMPENSATION

The following table sets forth information with respect to the compensation that certain members of the AECOM Board received in fiscal year 2019. Mr. Burke did not receive separate compensation for Board member activities. Generally, the annual aggregate dollar value of equity-based and cash compensation granted under our Amended and Restated 2016 Stock Incentive Plan or otherwise to any non-employee director may not exceed $600,000.

All non-employee directors are paid a retainer of $100,000 per year. In addition, these non-employee directors receive the following retainers for their service on the Board:

  •
  Lead Director — Annual retainer of $35,000

  •
  Chair of the Audit Committee — Annual retainer of $25,000

  •
  Chair of the Compensation Committee — Annual retainer of $25,000

  •
  Chair of the Other Committees — Annual retainer of $20,000

  •
  Members of the Audit Committee — Annual retainer of $12,000

  •
  Members of the Other Committees — Annual retainer of $9,500

  •
  Board/Committee Meeting Fees — $1,500 or $1,000 for each meeting attended in-person or by telephone, respectively, is paid when the number of meetings during the year has exceeded five (5) for the Board or each Committee

Each non-employee director also receives a $1,000 fee per day, plus reimbursement for travel for attendance at other qualifying Board-related functions in his or her capacity as a Director.

Each non-employee director receives an annual long-term equity award of $160,000 composed 100% of time-vested restricted stock units. Each non-employee director who joins our Board receives an annual long-term equity award pro-rated for the number of quarters he or she serves. In November 2019, Exequity presented a report to the Compensation Committee concluding that the total compensation for non-employee directors approximated the median of our compensation peer group and the broader market (S&P 500).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total($)

James H. Fordyce	$169,500	$160,025	$13,367	$5,000	$347,892
Senator William H. Frist	$121,500	$160,025	$4,381	$0	$285,906
Linda Griego	$129,500	$160,025	$0	$7,750	$297,275
Steven A. Kandarian	$69,083	$160,025	$0	$0	$229,108
Dr. Robert J. Routs	$129,500	$160,025	$0	$0	$289,525
Clarence T. Schmitz	$134,500	$160,025	$0	$4,000	$298,525
Douglas W. Stotlar	$121,500	$160,025	$0	$10,000	$291,525
Daniel R. Tishman	$109,500	$160,025	$0	$0	$269,525
General Janet C. Wolfenbarger.	$119,000	$160,025	$0	$10,000	$289,025

(1)
These amounts include annual retainer fees and any Board and Committee meeting fees earned in fiscal year 2019.

(2)
All of these restricted stock units will become 100% vested and be settled, in shares of AECOM stock, on the earlier of the first anniversary of the grant date or the date of the Company's 2020 Annual Meeting.

(3)
Reflects earnings on EDCP deferrals above 120% of the Applicable Federal Rate (AFR).

(4)
The amounts for non-employee directors include Company matching contributions to charitable organizations for General Wolfenbarger, Ms. Griego, and Messrs. Fordyce, Schmitz, and Stotlar.

  The directors had the following number of unvested RSUs and PEPs units outstanding as of September 30, 2019:

Director	Unvested RSUs	Additional Unvested RSUs*	Additional Unvested PEPs*

James H. Fordyce	5,245	—	—
Senator William H. Frist	5,245	—	—
Linda Griego	5,245	—	—
Steven A. Kandarian	5,245	—	—
Dr. Robert J. Routs	5,245	—	—
Clarence T. Schmitz	5,245	—	—
Douglas W. Stotlar	5,245	—	—
Daniel R. Tishman	5,245	7,460	11,191
General Janet C. Wolfenbarger	5,245	—	—

*
For Mr. Tishman, reflects unvested RSUs and PEPs from previous grants received as an employee of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of our Board in fiscal year 2019 were James H. Fordyce (Chair), Linda Griego, Dr. Robert J. Routs and Clarence T. Schmitz. None of the current or former members of the Compensation Committee of our Board during fiscal year 2019 were or currently are a current or former officer or employee of the Company, or have had any relationships requiring disclosure under Item 404(a) of Regulation S-K. No executive officer of the Company serves or served during fiscal year 2019 as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised of non-employee directors, all of whom are "independent" under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available for viewing on the "Corporate Governance" area of the "Investors" section of our website at www.aecom.com

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements' conformity with U.S. generally accepted accounting principles ("GAAP") and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company's independent registered public accounting firm.

As part of the oversight process, the Audit Committee met five times during fiscal year 2019. Throughout the year, the Audit Committee met with the Company's independent registered public accounting firm, management and internal auditors, both together and separately in closed sessions, to review accounting, auditing, internal controls and financial reporting matters. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

  •
  reviewed and evaluated the performance and quality of Ernst & Young LLP, the Company's independent registered public accounting firm, and its lead audit partner in its determination to recommend the retention of Ernst & Young LLP, including by assessing the performance of Ernst & Young LLP from within the Audit Committee and from the perspective of senior management and the internal auditor;

  •
  considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the registered public accounting firm's independence;

  •
  reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements for the year ended September 30, 2019 and unaudited consolidated financial statements for the quarters ended December 31, 2018, March 31, 2019, and June 30, 2019;

  •
  reviewed management's representations that the Company's consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

  •
  discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as modified or supplemented and the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company's internal controls and the overall quality of the Company's financial reporting;

  •
  received the written disclosures and letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communication with the Audit Committee concerning independence, and discussed with Ernst & Young LLP its independence;

  •
  monitored the reporting system implemented to provide an anonymous complaint reporting procedure;

  •
  reviewed the scope of and overall plans for the annual audit and the internal audit program;

  •
  reviewed new accounting standards applicable to the Company with the Company's Chief Financial Officer, internal audit department and Ernst & Young LLP;

  •
  consulted with management and Ernst & Young LLP with respect to the Company's processes for risk assessment and risk mitigation;

  •
  reviewed the Company's cybersecurity and data privacy risks and the Company's policies and controls designed to mitigate these risks; and

  •
  reviewed the implementation and effectiveness of the Company's ethics and compliance program, including processes for monitoring compliance with the law, Company policies and the Code of Business Conduct and Ethics.

The Audit Committee also met with representatives of management, the internal auditors, legal counsel and the Ernst & Young LLP on a regular basis throughout the year to discuss the progress of management's testing and evaluation of the Company's system of internal control over financial reporting in response to the applicable requirements of the Sarbanes-Oxley Act of 2002 and related U.S. Securities and Exchange Commission regulations. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company's internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company's internal control over financial reporting. These assessments and reports are as of September 30, 2019. The Audit Committee reviewed and discussed the results of management's assessment and Ernst & Young LLP's attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019, for filing with the U.S. Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2020, and recommended that the Board submit this appointment to the Company's stockholders for ratification at the 2020 Annual Meeting.

Respectfully submitted,
Clarence T. Schmitz, Chairman Robert G. Card Senator William H. Frist Steven A. Kandarian Douglas W. Stotlar

AUDIT FEES

Independent Registered Public Accounting Firm and Fees

The following table summarizes the fees for professional audit services provided by Ernst & Young LLP for the audit of the Company's annual consolidated financial statements for the fiscal years ended September 30, 2019, and September 30, 2018, as well as fees billed for all other services provided by Ernst & Young LLP during those same periods:

(in millions)	2018	2019

Audit Fees	$9.4	$9.9
Audit Related Fees	0.4	2.0
Tax Fees	2.5	2.9

Total	$12.3	$14.8

Audit Fees.    The fees identified under this caption were for professional services rendered by Ernst & Young LLP for fiscal years 2019 and 2018 in connection with the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q. The amounts also include fees for services that are normally provided by the independent public registered accounting firm in connection with statutory and regulatory filings and engagements for the years identified.

Audit-Related Fees.    The fees identified under this caption were for assurance and related services that were related to the performance of the audit or review of our financial statements and were not reported under the caption "Audit Fees." This category may include fees related to the performance of audits and attestation services not required by statute or regulations, due-diligence activities related to acquisitions, contractor's license compliance procedures and accounting consultations about the application of generally accepted accounting principles to proposed transactions.

Tax Fees.    The fees identified under this caption were for tax compliance of $1.1 million, tax planning, tax advice and corporate tax services. Corporate tax services may encompass a variety of permissible services, including technical tax advice related to U.S. and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value-added tax and equivalent tax-related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements and assistance with tax audits.

Approval Policy.    Except for requests for preapproval made between Audit Committee meetings, the Company's Audit Committee approves in advance all services provided by our independent registered public accounting firm. The Chair of our Audit Committee approves in advance all services requested between Audit Committee meetings. All such interim approvals are reported to and approved by the full Audit Committee at the next meeting. All engagements of our independent registered public accounting firm in fiscal years 2019 and 2018 were pre-approved by the Audit Committee or Chair of the Audit Committee in accordance with this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of January 14, 2020, by:

  •
  Each person or group of affiliated persons who we know beneficially owns more than 5% of our common stock;

  •
  Each of our directors and nominees;

  •
  Each of our NEOs; and

  •
  All of our directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table includes the number of shares underlying options and warrants that are exercisable within, and the number of shares of restricted stock units that settle within 60 days from January 14, 2020.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(%)(2)

FMR LLC(3)	23,452,340	14.82%
82 Devonshire Street
Boston, MA 02109
PRIMECAP Management Company(4)	21,548,425	13.62%
171 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
The Vanguard Group(5)	14,266,933	9.02%
100 Vanguard Boulevard
Malvern, PA 19355
Blackrock, Inc.(6)	13,339,077	8.43%
55 East 52nd Street
New York, NY 10022
Michael S. Burke(7)	1,120,257	*
Robert G. Card(8)	1,876	*
Peter A. Feld(9)	5,977,142	3.78%
Senator William H. Frist(10)	51,603	*
Jacqueline C. Hinman(11)	1,858	*
Steven A. Kandarian(10)	5,245	*
Dr. Robert J. Routs(10)	30,307	*
Clarence T. Schmitz(10)	33,150	*
Douglas W. Stotlar(10)	54,344	*
Daniel R. Tishman(10)	108,902	*
General Janet C. Wolfenbarger, USAF Retired(10)	22,003	*
W. Troy Rudd(12)	68,381	*
Carla J. Christofferson(13)	16,239	*
Randall A. Wotring(14)	139,614	*
Stephen J. Morriss(15)	7,703	*
All director nominees and executive officers as a group (18 persons)	7,720,192	4.87%

*
Indicates less than one percent.

(1)
Unless otherwise indicated, the address of each person in this table is c/o AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

(2)
Calculated pursuant to Rule 13d-3(d) under the Exchange Act. Shares not outstanding that are subject to options or warrants exercisable by the holder thereof and the number of shares of restricted stock units that settle within 60 days of January 14, 2020, are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(3)
Based solely on the information set forth in a Schedule 13G/A filed by FMR LLC with the SEC on February 13, 2019. Based on such filing, FMR LLC has sole power to vote or to direct the vote with respect to 1,251,406 shares and sole power to dispose or to direct the disposition of 23,452,340 shares.

(4)
Based solely on the information set forth in a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 8, 2019. Based on such filing, PRIMECAP Management has sole power to vote or to direct the vote with respect to 12,848,044 shares, sole power to dispose or to direct the disposition of 21,548,425 shares.

(5)
Based solely on the information set forth in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019. Based on such filing, The Vanguard Group has sole power to vote or to direct the vote with respect to 74,979 shares, shared power to vote or to direct the vote with respect to 18,079 shares, sole power to dispose or to direct the disposition of 14,189,480 shares, and shared power to dispose or to direct the disposition of 77,453 shares.

(6)
Based solely on the information set forth in a Schedule 13G/A filed by Blackrock Inc. with the SEC on January 4, 2019. Based on such filing, Blackrock Inc. has sole power to vote or to direct the vote with respect to 12,736,846 shares and sole power to dispose or to direct the disposition of 13,339,077 shares.

(7)
Common stock includes 40,620 shares held in the Company's RSP and 127,714 shares underlying options that are exercisable prior to March 14, 2020, and 279,145 shares that will be acquired as settlement of restricted stock units prior to March 14, 2020.

(8)
Common stock includes 1,876 shares that will be acquired as settlement of restricted stock units prior to March 14, 2020.

(9)
Starboard Value LP serves as the investment manager or manager of certain managed accounts and private investment funds (collectively, the "Starboard Accounts"), which hold 5,975,266 common stock shares and as such may be deemed to beneficially own such securities. Peter A. Feld, as a Managing Member of Starboard, may be deemed to beneficially own the securities directly held by the Starboard Accounts for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. Peter A. Feld expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. Common stock also includes 1,876 shares that will be acquired as settlement of restricted stock units prior to March 14, 2020.

(10)
Common stock includes 5,245 shares that will be acquired as settlement of restricted stock units prior to March 14, 2020.

(11)
Common stock includes 1,858 shares that will be acquired as settlement of restricted stock units prior to March 14, 2020.

(12)
Common stock includes 931 shares held in the Company's RSP.

(13)
Common stock includes 480 shares held in the Company's RSP.

(14)
Common stock includes 480 shares held in the Company's RSP.

(15)
Common stock includes 243 shares held in the Company's RSP.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and persons who beneficially own more than 10% of our common stock, and any other person subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. These Section 16 reporting persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16 forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from Section 16 reporting persons, we believe that during our fiscal year ended September 30, 2019 all Section 16 reporting persons complied with all applicable filing requirements.

Stockholders Sharing the Same Address

Stockholders who have more than one account holding AECOM stock but who share the same address may request to receive only a single set of annual meeting materials. Such requests should be submitted in writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; online through the Information Request page in the "Investors" section of our website: www.aecom.com; or by calling Investor Relations at (212) 973-2982, and we will promptly make the changes that you have requested. Stockholders who choose to receive only one copy of the annual meeting materials will continue to have access to and utilize separate proxy voting instructions.

If you want to receive a paper proxy or voting instruction form, or other proxy materials for purposes of the 2020 Annual Meeting, follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Annual Report on Form 10-K

Printed copies of our most recent Annual Report on Form 10-K (including our financial statements) are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or soft copies may be obtained from the Investor section of www.aecom.com.

Stockholder Proposals

2021 Annual Meeting Proposals:

Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address first set forth on the first page of this Proxy Statement no later than September 25, 2020. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with our Bylaws and the rules and regulations promulgated by the Securities and Exchange Commission. Nothing in this section shall be deemed to require us to include in our Proxy Statement or our proxy relating to any annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

In addition, the Company's Bylaws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8(e) under the Exchange Act). The Corporate Secretary must receive such notice not later than December 10, 2020, and no earlier than November 10, 2020, for matters to be presented at the 2021 Annual Meeting of Stockholders. However, in the event that the date of the 2021 Annual Meeting of Stockholders is held before February 8, 2021, or after April 9, 2021, for notice by the stockholder to be timely it must be received no more than 120 days prior to the date of the 2020 Annual Meeting of Stockholders and not less than the later of the close of business (a) 90 days prior to the date of the 2021 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company. If timely notice is not received by the Company, then the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

Pursuant to the proxy access provisions in the Company's Bylaws, a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of the Company's outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in the Company's Bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in the Company's proxy statement for the 2021 Annual Meeting of Stockholders, the Corporate Secretary must receive proper written notice of the nomination no later than the close of business on September 25, 2020, and no earlier than August 26, 2020, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the 2021 Annual Meeting of Stockholders is held before February 8, 2021, or after April 9, 2021, for notice by the stockholder(s) to be timely it must be received no more than 150 days prior to the date of the 2021 Annual Meeting of Stockholders and not less than the later of the close of business (a) 120 days prior to the date of the 2021 Annual Meeting of Stockholders and (b) the 10th day following the day on which public announcement of such meeting was first made by the Company.

Incorporation by Reference

In our filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the Securities and Exchange Commission, information that should be considered as part of the filing that you are reading. Our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 13, 2019, is incorporated by reference herein. Printed copies of our most recent Annual Report on Form 10-K and other reports incorporated herein by reference are available upon request without charge by calling Investor Relations at (212) 973-2982; writing to AECOM, 1999 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary; or requesting online through the Information Request page in the "Investors" section of our website: www.aecom.com. Such materials will be provided by first class mail or other equally prompt means. Based on Securities and Exchange Commission regulations, the reports of the Compensation Committee and Audit Committee, included above, are not specifically incorporated by reference into any other filings that we make with the Securities and Exchange Commission. This Proxy Statement is sent to you as part of the proxy materials for the 2020 Annual Meeting. You may not consider this Proxy Statement as material for soliciting the purchase or sale of our common stock.

Other Matters

Our Board knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the 2020 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote promptly by either electronically submitting a proxy or voting instruction card over the Internet, by telephone, or by delivering to us or your broker a signed and dated proxy card.

By order of the Board of Directors,

Manav Kumar
Corporate Secretary

Los Angeles, California
January 23, 2020

ANNEX A

2020 Stock Incentive Plan

AECOM

2020 STOCK INCENTIVE PLAN

Effective March      , 2020

AECOM
2020 STOCK INCENTIVE PLAN

1.  Purpose

The purpose of the AECOM 2020 Stock Incentive Plan (the "Plan") is to advance the interests of AECOM (the "Company") by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Company's Amended and Restated 2016 Stock Incentive Plan and all other previously-adopted equity incentive plans with respect to future equity-based incentive compensation awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

  (a)   "Administrator" means the Administrator of the Plan in accordance with Section 19.

  (b)   "Award" means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which may be subject to performance conditions.

  (c)   "Award Agreement" means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, memoranda, notices or similar instruments as approved by the Administrator.

  (d)   "Board" means the board of directors of the Company.

  (e)   "Cause" has the meaning specified in any written agreement between a Participant and the Company or, in the absence of any such definition, means the commission of an act of fraud or theft against the Company; conviction (including a guilty plea or plea of nolo contendere) for any felony; conviction (including a guilty plea or plea of nolo contendere) for any misdemeanor involving moral turpitude which might, in the Company's opinion, cause embarrassment to the Company; significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Participant; or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of the Participant's work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Participant.

  (f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

  (g)   "Company" means AECOM, a Delaware corporation, and, as applicable, any successor corporation.

  (h)   "Incentive Bonus" means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of enumerated performance criteria.

  (i)    "Incentive Stock Option" means a stock option that is designated as potentially eligible to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (j)    "Nonemployee Director" means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

  (k)   "Nonqualified Stock Option" means a stock option that is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

  (l)    "Option" means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

  (m)  "Participant" means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

  (n)   "Plan" means the AECOM 2020 Stock Incentive Plan as set forth herein and as amended from time to time.

  (o)   "Prior Plans" means the Company's Amended and Restated 2006 Stock Incentive Plan, the URS Corporation 2008 Equity Incentive Plan and the Company's Amended and Restated 2016 Stock Incentive Plan.

  (p)   "Restricted Stock" means Shares granted pursuant to Section 8 of the Plan.

  (q)   "Restricted Stock Unit" means, an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

  (r)    "Retirement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, for Participants other than Nonemployee Directors shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 60 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

  (s)   "Share" means a share of the Company's common stock, par value $.01, subject to adjustment as provided in Section 12.

  (t)    "Stock Appreciation Right" means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

  (u)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

  (v)   "Substitute Awards" means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

  (w)  "Termination of Employment" means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a "Termination of Employment," (ii) unless determined otherwise by the Administrator, an approved leave of absence or approved employment on a less than full-time basis shall not be considered a "Termination of Employment," (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant's Options, and the Administrator's decision shall be final and binding.

  (x)   "Total and Permanent Disablement" has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an Incentive Stock Option, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.

3.  Eligibility

Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition, any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.  Effective Date and Termination of Plan

This Plan was adopted by the Board on November 19, 2019 and shall become effective upon approval by the Company's stockholders at the Company's 2020 Annual Meeting of Stockholders on March 10, 2020 (the "Effective Date"). The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date; provided, however, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's most recent approval. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.  Shares Subject to the Plan and to Awards

(a)    Aggregate Limits.    The aggregate number of Shares issuable under this Plan shall not exceed 12,000,000, reduced by one (1) Share for every one (1) Share issued pursuant to an option or stock appreciation right granted under the Prior Plans from and after January 1, 2020 and prior to the Effective Date and 2.5 Shares for every one (1) Share issued pursuant to an award other than an option or stock appreciation right granted from and after January 1, 2020 and prior to the Effective Date under any Prior Plan. Any Shares issued under Options or Stock Appreciation Rights shall be counted against the number of Shares issuable under this Plan on a one-for-one basis and any Shares issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.5 Shares for every one (1) Share subject to such Award. Shares subject to outstanding awards under the Prior Plans as of the Effective Date (such awards the "Prior Plan Awards") that, from and after the Effective Date, are canceled, expired, forfeited or otherwise not issued pursuant to such Prior Plan Award (including as a result of being withheld to pay withholding taxes in connection with any such awards (other than options or stock appreciation rights) or such award being settled in cash) shall be added to the number of Shares issuable under this Plan as one (1) Share if such shares were subject to options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such shares were subject to awards other than options or stock appreciation rights granted under a Prior Plan. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market. After the Effective Date, no awards may be granted under any Prior Plan.

(b)    Issuance of Shares.    For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan may not again be made available for issuance under this Plan (and shall not be added to this Plan in respect of awards under a

Prior Plan) if such shares are: (i) shares that were subject to a stock-settled Stock Appreciation Right (or stock appreciation right under a Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right under a Prior Plan), (ii) shares delivered to or withheld by the Company to pay the exercise price of an Option (or option under a Prior Plan), (iii) shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right (or option or stock appreciation right under a Prior Plan), or (iv) shares repurchased on the open market with the proceeds of an Option (or option under a Prior Plan) exercise. Any Shares that again become available for grant pursuant to this Section 5(b) shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under a Prior Plan, and as 2.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under this Plan or subject to awards other than options or stock appreciation rights granted under a Prior Plan. Shares subject to Awards that have been canceled, expired, forfeited, delivered to or withheld by the Company to pay the withholding taxes related an Award other than an Option or a Stock Appreciation Right or otherwise not issued under an Award and shares subject to Awards settled in cash shall not count as shares issued under this Plan.

(c)    Tax Code Limits.    The aggregate number of Shares that may be earned pursuant to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 12, but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 7,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

(d)    Director Awards.    The aggregate dollar value of equity-based (based on the grant date fair value of equity-based Awards) and cash compensation granted under this Plan or otherwise during any calendar year to any one Nonemployee Director shall not exceed $600,000; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board of Directors or is first designated as Chairman of the Board of Directors or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Participant may be up to two hundred percent (200%) of the foregoing limit and the foregoing limit shall not count any tandem SARs (as defined in Section 7).

(e)    Substitute Awards.    Substitute Awards shall not reduce the Shares authorized for issuance under this Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for issuance under this Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees or directors of such acquired or combined company before such acquisition or combination.

6.  Options

(a)    Option Awards.    Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b)    Price.    The Administrator will establish the exercise price per share under each Option, which, in no event will be less than the fair market value of the Shares on the date of grant; provided, however, that the exercise price per share with respect to an Option that is a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c)    No Repricing without Stockholder Approval.    Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of an Option and, at any time when the exercise price of an Option is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Option for cash or a new Award.

(d)    Provisions Applicable to Options.    The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e)    Term of Options and Termination of Employment:    The Administrator shall establish the term of each Option, which in no case shall exceed a period of seven (7) years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company's insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the Participant's Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):

  (1)    Death.    Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of death to the extent that the Options are exercisable as of that date. Any and all of the deceased Participant's Options that are not exercised during the one (1) year commencing on the date of death shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of death, such portion of the Option shall remain unexercisable and shall terminate as of such date.

  If a Participant should die within thirty (30) days of his or her Termination of Employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the one (1) year period commencing on the date of termination, but only to the extent of the number of Shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant's Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

  (2)    Total and Permanent Disablement.    Upon Termination of Employment as a result of the Total and Permanent Disablement of any Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of termination to the extent that the Options are exercisable as of that date. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of the date of termination, such portion of the Option shall remain unexercisable and shall terminate as of such date.

  (3)    Retirement.    Upon Retirement of a Participant, the Participant's Options then held shall be exercisable during the one (1) year period commencing on the date of Retirement. The number of Shares with respect to which the Options shall be exercisable shall equal the total number of Shares that were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are not exercised during the one (1) year period commencing on the date of termination shall terminate as of the end of such one (1) year period. To the extent that any Option is not exercisable as of his or her Retirement, such portion of the Option shall remain unexercisable and shall terminate as of such date.

  (4)    Cause.    Upon the date of a Participant's Termination of Employment for Cause, any Option that is unexercised prior to the date of termination shall terminate as of such date.

  (5)    Other Reasons.    Upon the date of a Participant's Termination of Employment for any reason other than those stated above in Sections 6(e)(1), (e)(2), (e)(3) and (e)(4) or as described in Section 15, (A) to the extent that any Option is not exercisable as of such termination date, such portion of the Option shall remain unexercisable and shall terminate as of such date, and (B) to the extent that any Option is exercisable as of such termination date, such portion of the Option shall expire on the earlier of (i) ninety (90) days following such date and (ii) the expiration date of such Option.

(f)    Incentive Stock Options.    Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

(g)    No Stockholder Rights.    Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

7.  Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan ("tandem SARs") or not in conjunction with other Awards ("freestanding SARs") and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions and limitations applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company's capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of such Stock Appreciation Right and, at any time when the exercise price of a Stock Appreciation Right is above the fair market value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re-grant or exchange such Stock Appreciation Right for cash or a new Award. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of Stock Appreciation Rights or any Shares subject to Stock Appreciation Rights until the Participant has become the holder of record of such Shares.

8.  Restricted Stock and Restricted Stock Units

(a)    Restricted Stock and Restricted Stock Unit Awards.    Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b)    Contents of Agreement.    Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c)    Vesting and Performance Criteria.    The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes.

(d)    Voting Rights.    Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company's stock ledger.

(e)    Dividends and Distributions.    Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Notwithstanding anything herein to the contrary, dividends or dividend equivalents credited/payable in connection with an Award that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying Award and will not be paid until the underlying Award vests. Except as explicitly contemplated in this Section 8(e), dividend equivalent rights shall not be granted alone or in connection with any Award under the Plan.

9.  Incentive Bonuses

(a)    Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on performance conditions.

(b)    Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

10.  Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. The Company, the Board and the Administrator shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Administrator.

11.  Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.  Adjustment of and Changes in the Stock

(a)    Adjustments.    The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company's securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a change of control, other merger, consolidation or otherwise (such change referred to herein as a "Transaction"), then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected, which adjustments need not be uniform between different Awards or different types of Awards.

(b)    Awards Continued, Assumed or Substituted by a Successor.    Unless otherwise provided in an Award Agreement, in the event of a Transaction, any or all outstanding Awards may be continued or assumed by the continuing or successor (as the case may be) organization (the "Successor"), or the Successor may substitute equivalent awards. With respect to Awards subject to performance-based vesting criteria that are continued, assumed or substituted for in accordance with the preceding sentence, such Awards shall either:

  (1)   continue to be subject to such performance-based vesting criteria (as the same may be adjusted in a manner consistent with this paragraph and the Plan) or

  (2)   be deemed to have satisfied such performance-based vesting criteria based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator).

(c)    Awards Not Continued, Assumed or Substituted by a Successor.    Unless otherwise provided in an Award Agreement, in the event of a Transaction in which the Successor does not continue, assume or substitute for any outstanding Awards in accordance with this Section 12, all Awards that are not assumed, continued or substituted for shall be treated as follows effective immediately prior to (and contingent upon) the consummation of the Transaction:

  (1)   in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable,

  (2)   in the case of any Award the vesting of which is in whole or in part subject to performance-based vesting criteria, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Award shall immediately vest and the Participant shall have the right to receive a payment based on the actual Company's achievement with respect to such performance-based vesting criteria through the date of the Transaction (as determined by the Administrator), and

  (3)   in the case of outstanding Restricted Stock and/or Restricted Stock Units (other than those referenced in clause (2) hereof), all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse and such Awards shall immediately vest.

(d)    Other.    In no event shall any action be taken pursuant to this Section 12 that would change the payment or settlement date of an Award in a manner that would result in the imposition of any additional taxes or penalties pursuant to Section 409A of the Code. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.  Performance-Based Awards

(a)    General.    The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award.

(b)    Performance Criteria.    The Administrator may establish performance criteria applicable to an Award based upon one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, either based upon United States Generally Accepted Accounting Principles ("GAAP") or non-GAAP financial results, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) free cash flow (or free cash flow per share), (iii) earning or earnings per share (including earnings before interest, taxes, depreciation and amortization), (iv) stock price, (v) return on equity, (vi) total stockholder return, (vii) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) income or net income, (xiv) operating income, (xv) operating profit or net operating profit, (xvi) operating margin or profit margin, (xvii) return on operating revenue, (xviii) cash from operations, (xix) operating ratio, (xx) operating revenue,

(xxi) net service revenue and/or total backlog, (xxii) days sales outstanding, (xxiii) health and safety or (xxiv) customer service.

14.  Transferability

Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant's death by the Participant's beneficiaries or as permitted by the Administrator. Further, and notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the "Grantee") may transfer an Award to any "family member" of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended ("Form S-8")), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee's continued employment or service shall continue to be determined with reference to the Grantee's employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.  Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant's rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an "Act of Misconduct"), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator's sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 24 of the Plan.

16.  Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law.

This provision applies to any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

17.  Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company's obligations with respect to tax equalization for Participants employed outside their home country.

18.  Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award (up to the minimum required withholding rate for the Participant, or such other rate that will not cause an adverse accounting consequence or cost), or by tendering Shares previously acquired.

19.  Administration of the Plan

(a)    Administrator of the Plan.    The Plan shall be administered by the Administrator who shall be the Compensation/Organization Committee of the Board or, in the absence of a Compensation/Organization Committee, a properly constituted Compensation Committee or the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation/Organization Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation/Organization Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b)    Powers of Administrator.    Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of an applicable stock exchange, disruption of communications or natural catastrophe); (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award.

(c)    Determinations by the Administrator.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d)    Subsidiary Awards.    In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

20.  Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a)   increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)   reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c)   reduce the exercise price of outstanding Options or Stock Appreciation Rights and, at any time when the exercise price of an Option or Stock Appreciation Right is above the fair market value of a Share (except in the case of a change in control), cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award;

(d)   extend the term of this Plan;

(e)   change the class of persons eligible to be Participants;

(f)    otherwise amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements; or

(g)   increase the individual maximum limits in Sections 5(c) and (d).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

21.  No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence, the Board and the Administrator shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.  Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.  Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.  Arbitration of Disputes

In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation/Organizational Committee of the Board nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company's headquarters are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney's fees, and each side shall bear one half of the arbitrator's fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

25.  No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant's employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.  Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

27.  Specified Employee Delay

To the extent any payment under this Plan is considered deferred compensation subject to the restrictions contained in Section 409A of the Code, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such payment may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) upon separation from service (within the meaning of Section 409A of the Code) before the date that is six months after the specified employee's separation from service (or, if earlier, the specified employee's death). Any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee's separation from service (or, if earlier, as soon as administratively practicable after the specified employee's death).

ANNEX B

Reconciliation of Non-GAAP Items

Our proxy contains financial information calculated other than in accordance with U.S. generally accepted accounting principles ("GAAP"). In particular, the Company believes that non-GAAP financial measures such as adjusted net income and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted net income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of Adjusted EPS

Twelve Months Ended Sept 30 2019
Net income (loss) attributable to AECOM — per diluted share	($1.66)
Per diluted share adjustments:
Non-core operating losses	0.22
Impairment of assets for sale, including goodwill	3.85
Acquisition and integration related items	(0.10)
Restructuring Costs	0.60
Loss on disposal activities	0.07
Amortization of intangible assets	0.64
FX Gain from forward currency contract	—
Financing charges in interest expense	0.07
Tax effect of the above adjustments	(0.71)
Revaluation of deferred taxes and one-time tax repatriation associated with US tax reform	—
Valuation allowances	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.08)

Adjusted net income attributable to AECOM — per diluted share	$2.75

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

Three Months Ended Sept 30 2019
Net cash provided by operating activities	$793.7
Capital expenditures, net	$(14.3)
Free cash flow	$779.4

Reconciliation of EPS for PEP2017

Twelve Months Ended Sept 30 2019
Net income (loss) attributable to AECOM — per diluted share	($1.66)
Per diluted share adjustments:
Non-core operating losses	0.22
Impairment of assets for sale, including goodwill	3.85
Acquisition and integration related items	(0.10)
Loss on disposal activities	0.07
Amortization of intangible assets	0.64
Financing charges in interest expense	0.07
Tax effect of the above adjustments	(0.56)
Unplanned acquisition of business	(0.16)
Other	(0.03)
Impact of unplanned changes in tax statutes	(0.04)
Valuation allowances	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.08)

Adjusted net income attributable to AECOM — per diluted average share*	$2.07

Reconciliation of EPS for PEP2018

Twelve Months Ended Sept 30 2019
Net income (loss) attributable to AECOM — per diluted share	($1.66)
Per diluted share adjustments:
Non-core operating losses	0.22
Impairment of assets for sale, including goodwill	3.85
Acquisition and integration related items	(0.10)
Loss on disposal activities	0.07
Amortization of intangible assets	0.64
Financing charges in interest expense	0.07
Tax effect of the above adjustments	(0.56)
Other	(0.03)
Impact of unplanned changes in tax statutes	(0.04)
Valuation allowances	(0.15)
Amortization of intangible assets included in NCI, net of tax	(0.08)

Adjusted net income attributable to AECOM — per diluted average share*	$2.23

Reconciliation of Free Cash Flow Per Share for PEP2017

Twelve Months Ended Sept 30 2019
Net cash provided by operating activities	$777.6
Payments for capital expenditures, net	$(83.4)
Unplanned acquisition of business	6.0

Free cash flow	$700.2

Diluted weighted average shares	159.7

Free cash flow per share	$4.38

Reconciliation of Free Cash Flow Per Share for PEP2018

Twelve Months Ended Sept 30 2019
Net cash provided by operating activities	$777.6
Payments for capital expenditures, net	$(83.4)

Free cash flow	$694.2

Diluted weighted average shares	159.7

Free cash flow per share	$4.35

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00am, Central Time, on March 10, 2020. Online Go to www.envisionreports.com/ACM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ACM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposal 5. + 1. To elect the following directors: For Against Abstain For Against Abstain For Against Abstain 01 - Robert G. Card 02 - Peter A. Feld 03 - Senator William H. Frist 04 - Jacqueline C. Hinman 05 - Steven A. Kandarian 06 - Dr. Robert J. Routs 07 - Clarence T. Schmitz 08 - Douglas W. Stotlar 09 - Daniel R. Tishman 10 - General Janet C. Wolfenbarger For Against Abstain For Against Abstain 2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020. 4. Advisory vote to approve the Company’s executive compensation 3. Approve the 2020 Stock Incentive Plan 5. Vote against the stockholder proposal regarding actions by written consent Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 0368MC B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommends a vote FOR all of the listed director nominees; and FOR Proposals 2, 3, 4 and AGAINST Annual Meeting Proxy / Voting Instruction Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ANNUAL MEETING OF STOCKHOLDERS – MARCH 10, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints David Gan as proxy for the undersigned with full power of substitution to act and vote, as directed, all shares of common stock of AECOM held of record by the undersigned at the close of business on January 14, 2020, at the Annual Meeting of Stockholders to be held on March 10, 2020 at 3:00 P.M. (Pacific Time) at 1999 Avenue of the Stars, Los Angeles, CA 90067. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof. The undersigned may elect to withdraw this proxy at any time prior to its use by giving written notice to the Corporate Secretary, by executing and delivering to the Corporate Secretary a duly executed proxy bearing a later date or by appearing at the Annual Meeting of Stockholders and voting in person. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice, Proxy Statement and Annual Report on Form 10-K are available on the Internet at www.envisionreports.com/ACM. Change of Address — Please print new address below. + C Non-Voting Items Revocable Proxy — AECOM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ACM